AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2011

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIVINE SKIN, INC.

(Exact name of issuer as specified in its charter)

Florida	2844	20-8380461
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1680 Meridian Avenue, Suite 301
Miami, Florida 33139
(888) 404-7770
 (Address and telephone number of principal executive offices)

1680 Meridian Avenue, Suite 301

Miami, Florida 33139

(888) 404-7770

 (Address of principal place of business or intended

principal place of business)

Daniel Khesin, Chief Executive Officer

1680 Meridian Avenue, Suite 301

Miami, Florida 33139

(888) 404-7770

(646) 219-2572 (fax)

 (Name, address and telephone number of agent for service)

Copies to:

Brian Pearlman, Esq.

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Blvd., Suite 1400

Fort Lauderdale, Florida 33301

(954) 523-7008

(954) 523-7009 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (2)	6,178,571	$0.36	$2,224,285.56	$254.90
Common Stock (2)	2,004,450	$0.36	$ 721,602.00	$ 82.70
Total Registration Fee			$2,945,887.56	$337.60

———————

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked price of our common stock on the OTC Bulletin Board on November 1, 2011, a date within five trading days prior to the date of the filing of this registration statement.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Shares issuable upon the exercise of warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, NOVEMBER 3, 2011

DIVINE SKIN, INC.

8,183,021 Shares of

Common Stock

This prospectus relates to periodic offers and sales of 8,183,021 shares of common stock by the selling security holders which includes:

–

up to 6,178,571 shares of common stock presently issued and outstanding; and

–

up to 2,004,450 shares of common stock issuable upon the possible exercise of warrants

We will not receive any of the proceeds from the sale of common stock covered under this prospectus. To the extent the warrants are exercised, we will receive proceeds of the exercise price. We intend to use such proceeds for working capital and other general corporate purposes. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

The selling security holders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices or in transactions that are not in the public market. The selling security holders may also sell their shares of common stock in transactions that are not in the public market in the manner set forth under “Plan of Distribution” on page 38 of this prospectus.

Our common stock is quoted on the OTC Exchange under the symbol “DSKX”. On November 1, 2011 the last reported sale price for our common stock was $0.36 per share.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2011

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

SUMMARY FINANCIAL DATA

4

RISK FACTORS

5

FORWARD-LOOKING STATEMENTS

12

USE OF PROCEEDS

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

15

BUSINESS

22

DIVIDEND POLICY

30

REPORT TO SHAREHOLDERS

30

LEGAL PROCEEDINGS

30

MANAGEMENT

31

EXECUTIVE COMPENSATION

32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

34

DESCRIPTION OF SECURITIES

35

SELLING SHAREHOLDERS

36

PLAN OF DISTRIBUTION

38

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

39

LEGAL MATTERS

39

EXPERTS

39

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

40

WHERE YOU CAN FIND MORE INFORMATION

40

INDEX TO FINANCIAL STATEMENTS

F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

i

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER PERTINENT INFORMATION

We own and operate several websites, including divineskin.com, polarisresearchlab.com, sigmaskin.com, polarisresearch.co.uk and www.dslaboratories.com. The information which appears on these websites is not part of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Divine Skin”, “Company”, “we,” “us,” or “our” refer to Divine Skin, Inc. and its subsidiaries.

Organization

Divine Skin, Inc. is a Florida corporation organized on January 26, 2007. Divine Skin, Inc. and its subsidiaries (collectively, the “Company” or “Divine Skin”) develop products for skin care and personal care needs. Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our subsidiaries include DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. The issued and outstanding shares of DS Laboratories, Inc. (a Florida company) were transferred to the Company for nominal consideration. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification.

In January 2009, the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded by our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company. We currently distribute hair growth products, facial moisturizers and anti-aging facial cleansers through Sigma. In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded for marketing purposes, to distribute Polaris branded versions of the Company’s products to physicians and to foreign distributors. We currently distribute hair care products through Polaris. These products are primarily distributed through physicians.

As with any investment, there are certain risks involved in this offering. All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering. The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein. Any person who cannot afford the loss of their entire investment should not purchase the Shares.

Business

The Company has grown steadily since inception with a network of specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin currently researches and develops (formulates) its own products. We currently offer the following lines of products:

•

skin care

•

personal care

•

hair care

We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are produced through various third party manufacturers on an order by order basis.

Our executive offices are located in Miami Beach, Florida.

We had working capital of $3,016,656 at June 30, 2011. Our operating and capital requirements in connection with supporting our expanding sales, operations and introducing new products have been and will continue to be significant to us. Due to continued demands on liquidity necessary to support our increasing sales, it is becoming increasingly difficult to maintain appropriate cash reserves. Our cash balance at June 30, 2011 was $7,766. Our losses from 2009, 2010, and the six months ended June 30, 2011 along with the increased costs and working capital required to grow our business were satisfied through the initial contribution by our founders in 2007 and through the sale of common shares under private placements which we began in early 2009 and extended to private sales under Regulation S commencing in 2010. In addition, we recently completed a private placement discussed below.

Based on our current plans for the next 12 months, we anticipate that additional revenues earned from our expanded product line and broadened distribution channels will be the primary organic source of funds for future operating activities in 2011. To fund continued expansion of our product line and extend our reach to broader markets, including foreign markets, we may rely on bank borrowing, if available, and the private placement of securities.

Selling Shareholders

On October 4, 2011 (the “Closing Date”), Divine Skin, Inc. (the “Company”) and certain accredited investors entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) and completed a closing of a private offering of 6,178,571 shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 1,554,645 shares of Common Stock, for aggregate gross proceeds of $1,730,000. The Warrants are exercisable for five years from issuance at $0.50 per share and may be exercisable on a cashless basis in certain instances if the underlying shares are not registered under a registration statement. The number of shares of Common Stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Closing Date. The Company received gross proceeds of $1,730,000 under the Securities Purchase Agreement. Wilmington Capital Securities, LLC acted as our placement agent (the “Placement Agent”) in connection with the Offering. The Placement Agent received a selling commission in cash of 7 per cent of the gross proceeds ($121,100), with an additional $10,000 expense allowance. In addition, the Company issued the Placement Agent and its assignees a warrant to purchase up to 449,805 shares of Common Stock under the same terms as the Warrants.

The 2,004,450 warrant shares and 6,178,571 shares are sometimes collectively referred to in this prospectus as the “Shares”. The Shares are being offered for resale under this registration, and the Selling Shareholders may sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

The Company will receive up to $1,002,225 in the event the warrants are exercised. The proceeds, if any, will be used for general working capital purposes.

The Offering

Common stock outstanding before the offering:	105,264,096
Common stock offered by selling stockholders

Up to 8,183,021 shares (including 2,004,450 shares underlying warrants).

The maximum number of shares to be sold by the selling stockholders, 8,183,021 represents approximately 7.6% of our current outstanding stock.

The selling stockholders will offer their on the OTC Bulletin Board (OTCBB) at prevailing market prices or privately negotiated prices.

Common stock to be outstanding after the offering	Up to 107,268,546 shares based on 105,264,096 shares of common stock outstanding as of October 31, 2011.
Use of proceeds	We will not receive any proceeds from the sale of the common stock. We will receive up to $1,002,225 in the event the warrants are exercised. See “Use of Proceeds” for a complete description.
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page__.

Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

SUMMARY FINANCIAL DATA

In the table below, we provide you with historical summary consolidated financial information for the year ended December 31, 2010, derived from our audited condensed consolidated financial statements included elsewhere in this prospectus. We also provide below consolidated financial information for the six months ended June 30, 2011 derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical summary consolidated financial information, you should also consider the historical financial statements and related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Statements of Operations Data:

	Fiscal Year Ended December 31, 2010	Six Months Ended June 30, 2011
		(unaudited)
Revenues, net	$5,452,523	$4,582,222
Cost of Goods sold	$1,883,160	$1,997,462
Gross profit	$3,569,364	$2,584,760
Total operating expenses	$3,750,345	$2,839,846
Net Loss Attributable to Shareholders of Divine Skin, Inc.	$(137,073)	$(245,840)
Net Loss per share – basic and fully diluted	$(0.002)	$(0.003)
Weighted average shares outstanding	92,668,273	98,072,787

Balance Sheet Data:

	As of December 31, 2010	As of June 30, 2011
		(unaudited)
Total assets	$2,943,860	$4,613,270
Total liabilities	$625,473	$863,134
Working capital	$1,551,167	$3,016,656
Shareholders' Equity	$2,331,127	$3,765,168

Capitalization:

The following tables set forth our capitalization as of June 30, 2011. The tables should be read in conjunction with our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus.

Long-term debt	$0
Current Liabilities	$863,134
Shareholders' equity:
Preferred Stock; 30,000,000 authorized; 10,000,000 shares issued and outstanding	$10,000
Common stock; $0.0001 par value; 300,000,000 shares authorized; 101,939,679 shares issued and outstanding	$101,940
Additional paid-in capital	$4,460,190
Stock subscription	$(32,829)
Accumulated deficit	$(774,133)
Total shareholders’ equity	$3,750,136

Total liabilities and shareholders’ equity	$4,613,270

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have incurred recent losses and may incur losses in the future that may adversely affect our financial condition

We have incurred net losses of $245,840 for the six months ended June 30, 2011 and we have incurred net losses for the years ended December 31, 2010 and December 31, 2009 in the amounts of $137,073 and $316,222, respectively. In the event we are unable to sustain increased gross margins, reduced costs and/or continue to generate sufficient additional revenues to offset our costs at levels achieved in the six months ended June 30, 2010 or better, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

The introduction of new products and services and expansion of our distribution channels have contributed significantly to our recent results, but we must continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•

Or ability to manage costs;

•

The increasing level of competition in the skin care and personal care industry;

•

Our ability to continuously offer new or improved products;

•

Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

Our ability to maintain sufficient production capacity for our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;

•

The level of consumer acceptance of our products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

The majority of our revenue is generated on the basis of purchase orders, rather than long term purchase commitments that may adversely affect our margins if we lose one or more of these customers.

We sell our products through over 20 distributors and directly to over 1,000 customers. While we have long-term agreements with several distributors, the majority of our customers may cancel a purchase order or defer shipments of our products at any time. While we have maintained long-term relationships with many of our distributors and have not experienced significant cancellation or deferment of customer orders, the lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our margins and ability to maintain profitability

If we fail to promote and maintain our brand in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

Our products may require clinical trials to establish benefit claims and their efficacy.

While the majority of the active ingredients in our current products have undergone independent third party clinical trials to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

We may be unable to protect our intellectual property rights and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology and there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to use our proprietary know-how to offer competitive products at lower prices and we may not be able to effectively compete against these companies.

We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could expose us to the following risks, among others, we may be required to:

•

Defend against infringement claims which are expensive and time consuming;

•

Cease making, licensing or using products that incorporate the challenged intellectual property;

•

Re-design, re-engineer or re-brand our products or packaging; or

•

Enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

We are dependent upon a few suppliers for a significant portion of our raw materials and our suppliers are dependent on the continued availability and pricing of raw materials, either of which could negatively affect our ability to manage costs and maintain profitable operating margins.

We currently purchase a majority of our raw material from three different material suppliers with whom we have no written purchase contracts. Our three largest suppliers, combined, represent 80% of all raw materials we purchased in 2008. Any supplier and any order may be terminated or rejected by any supplier at any time. Our reliance on open orders, no preference or assurances from suppliers, and our reliance on three primary suppliers, creates a risk that our supply of raw materials may be interrupted at any time. We may not be able to timely source another supplier, resulting in further delays. We have tried to minimize these risks by maintaining inventories consistent with projected needs but can make no assurances that we will be able to maintain adequate stockpiles or that we will be able to acquire and stockpile raw materials at costs that can be passed on to customers. Our failure to ensure a steady supply of raw material or any significant interruption in the supply of raw materials could have a material adverse effect on our operations and ability to timely fulfill orders that could result in lost orders and revenue.

We rely on third-party suppliers and manufacturers to provide raw materials for our products and to produce our products, and we will have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Substantially all of our products will be manufactured by unaffiliated manufacturers. We may not have any long-term contracts with our suppliers or manufacturing sources, and we expect to compete with other companies for raw materials, production and import capacity.

There can be no assurance that there will not be a significant disruption in the supply of raw materials from our intended sources or, in the event of a disruption, that we would be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner.

If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

In addition, there can be no assurance that our suppliers and manufacturers will continue to provide raw materials and to manufacture products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our manufacturers, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

We rely on limited intellectual property protection as an important element of competition.

We currently have trademark registration for most of our products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold.

Currently, we have no patents on our products. We will continue to use the current business strategy of adding proprietary blends to each product formula. More than the name trademark, the proprietary blend formula makes formula replication challenging for any possible competitor. We believe adding proprietary blends make replication quite difficult and expensive. However, to the extent we do not have patents on our products; another company may replicate one or more of our products. Although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us.

Like other retailers, distributors and manufacturers of skin care and personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

While management believes we are currently materially compliant with regulations covering our products, we may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. While to date we have never been subject to any product liability claim, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. If our insurance protection is inadequate and our third-party vendors do not indemnify us, the successful assertion of product liability claims against us could result in potentially significant monetary damages. In addition, interactions of our products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored.

We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results to occur, certain individuals or groups of individuals may seek monetary retribution.

Our business may be adversely affected by unfavorable publicity within the skin care or personal care market.

We believe that the skin care and personal care markets are significantly affected by national media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our success is dependent upon the successful introduction of our new products and success in expanding the demand for existing brands.

We believe the growth of our net sales is substantially dependent upon our ability to introduce our products to the public. At present, we have limited resources to spend on advertising and marketing therefore we will rely, to a large extent, on relationship with strategic partners to assist in our development of distribution channels. Our ability to meet future obligations is dependent in large measure on the success of our product sales. We expect to introduce additional products. The success of new products is dependent upon a number of factors, including our ability to formulate products that will appeal to consumers and respond to market trends in a timely manner. There can be no assurance that our efforts to formulate new products will be successful or that consumers will accept our new products. In addition, products experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

We do not have long-term contracts with suppliers and manufacturers and we are dependent on the services of these third parties.

We purchase all of our products from third-party suppliers and manufacturers pursuant to purchase orders, but without any long-term agreements. In the event that a current supplier or manufacturer is unable to meet our manufacturing and delivery requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third-party suppliers and manufacturers, none of these agreements are long term. We also rely on third-party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carrier’s ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation and our business and results of operations.

The skin care, hair care and personal care product markets are intensely competitive and the strengthening of any of our competitors could harm our business.

The skin care, hair care and personal care products industry is intensely competitive. Many competitors have greater name recognition and financial resources, which may give them a competitive advantage. Our competitors may also be able to devote greater resources to marketing, promotional, and pricing campaigns that may influence our continuing and potential independent associates and members to buy products from competitors rather than from us. Such competition could adversely affect our business and current market share.

Many of our competitors have substantially greater financial, technical and human resources than we do.

Our competitors may succeed in formulating products that are more effective than those currently developed by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors.

In addition, large pharmaceutical companies compete with others and with us in the skin care and personal care product industry. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities far greater than ours.

We also face competition in both the health food store and mass market distribution channels from private label products offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains.

Risks Related to this Offering

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There is presently no market for the Shares, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of the shares within the near future. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)

the equity security is listed on NASDAQ or a national securities exchange;

(ii)

the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)

the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions. If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Shares eligible for sale or convertible into shares in the future could negatively affect our stock price and dilute shareholders

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of October 31, 2011, we had 105,264,096 issued and outstanding shares of common stock of which our officers and directors hold or control 72,440,366 shares of common stock (excluding outstanding preferred shares).

As of the date of this registration statement, there are 10,000,000 shares of Series A preferred stock that is convertible into shares of common stock on a one to one basis. These preferred shares are held by our officers and directors. Such shares vote on a 1 to 2 basis and vote with the common stock, except as otherwise required under Florida law. We have not issued options or other securities under our equity incentive plan; however, we may issue and/or register additional shares, options, or warrants in the future in connection with acquisitions, compensation or otherwise. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of these shares for future sale will have on the market price of our common stock.

Our management and principal shareholders in the aggregate, own or control approximately 69% of our outstanding common shares and as majority shareholders, are able to control voting on issues and actions that may not be beneficial or desired by other shareholders.

As of the date of this registration statement, our offers and directors own approximately 69% of the issued and outstanding common stock. Furthermore, our officers and directors also own 10,000,000 shares of Series A preferred stock, which have significant voting rights. Accordingly, our officers and directors control 80% of the issued and outstanding shares and as such could elect all directors, and dissolve, merge or sell our assets or otherwise direct our affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control; impede a merger, consolidation, takeover or other business combination involving the Company, which, in turn, could depress the market price of our common stock.

The exercise of the warrants and options could negatively affect the market price for our common stock`.

In the event that a market for our common stock develops, to the extent that holders of the warrants exercise such convertible securities and then sell the underlying shares of common stock in the open market, our common stock price may decrease due to the additional shares in the market.

The issuance of preferred stock could change control of the company.

Our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors. Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, optional or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights. In the event of issuance, preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company. Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

our ability to attract and retain management;

•

our growth strategies;

•

anticipated trends in our business;

•

our future results of operations;

•

our ability to make or develop and maintain distribution arrangements;

•

our liquidity and ability to finance our product development, marketing and advertising activities;

•

the timing, cost and research for proposed products;

•

the impact of government regulation;

•

estimates regarding future net revenues;

•

planned capital expenditures (including the amount and nature thereof);

•

research and development relating to products;

•

our financial position, business strategy and other plans and objectives for future operations;

•

the possibility that research and development or marketing of our products may involve unexpected costs;

•

competition;

•

the ability of our management team to execute its plans to meet its goals;

•

general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•

other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. The Company will receive up to $1,002,225 in the event the warrants are exercised. The proceeds, if any, will be used for general working capital purposes, including but not limited inventory, research and development and general working capital.

MARKET FOR COMMON STOCK AND RELATED MATTERS

Market Information

There is a limited public market for the shares of our common stock. Since commencement of the quotation of our common stock on the OTC Bulletin Board during 2010, our stock has been thinly traded. There can be no assurance that a liquid market for our common stock will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Our common stock is quoted on the OTC Bulletin Board under the symbol DSKX. Quotation commenced during the quarter ended March 31, 2010. The range of closing prices for our common stock, as reported on the OTC Bulletin Board during each quarter since March 31, 2010 was as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of November 1, 2011, the closing sale price of our common stock as reported on the OTC Bulletin Board was $0.36.

	Calendar Year 2010
	High Bid	Low Bid
First Quarter	$ -0-	$ -0-
Second Quarter	$0.35	$0.30
Third Quarter	$0.33	$0.15
Fourth Quarter	$0.38	$0.30

	Calendar Year 2011
	High Bid	Low Bid
First Quarter	$0.74	$0.37
Second Quarter	$0.45	$0.36
Third Quarter	$0.43	$0.31

Holders

As of October 31, 2011, there were approximately 75 security holders of record of our common stock.

Transfer Agent and Registrant

Our transfer agent is VStock Transfer, LLC, located at 77 Spruce Street, Suite 201, Cedarhurst, New York. Our transfer agent’s telephone number is (212) 828-8436.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

Dividend Policy

We have not declared any cash dividends on our common stock. Our Board of Directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing in this registration statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” in this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Accounts Receivable -- Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible.

Inventory -- Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.

Revenue Recognition -- Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Overview

We develop, market and sell products for skin care and personal care needs. Through its predecessors, including Divine Skin, Inc. (a New York company), the Company has been developing and marketing skin care and personal care products for over ten years. In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our shareholders also owned DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. The issued and outstanding shares of DS Laboratories, Inc. (a Florida company) were transferred to the Company for nominal consideration.

In January 2009 the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded by our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company. We currently distribute hair growth products, facial moisturizers and anti-aging facial cleansers through Sigma. In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded for marketing purposes to distribute Polaris branded versions of the Company’s products through physicians and foreign distributors. We currently distribute hair care products through Polaris.

The Company has grown steadily since inception with a network of specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and formulates its own products. We currently offer skin care, personal care, hair care products and a health care line.

We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are produced through various third party manufacturers on an order-by-order basis.

Results of Operations for the Six Months Ended June 30, 2011 (Q211-YTD) As Compared To the Six Months Ended June 30, 2010 (Q210-YTD)

Revenues, Net – Net revenues increased $2,286,953 or 99.6%, to $4,582,222 (Q211-YTD) from $2,295,269 (Q210-YTD). The Company’s product revenues represent primarily sales of Revita, Spectral DNC and NR09, which together represent 43.2% of total sales and NR08, Revita COR and Spectral DNC-L, which together account for another 20.3% of total sales.

Revenues have increased as a result of the Company’s efforts to expand its distribution. The Company conducts a significant portion of business with two distributors, which total approximately 40.8% of Q211-YTD revenues.

Cost of Goods Sold - Total cost of goods sold increased $1,333,693 or 200.9%, to $1,997,462 (Q211-YTD) from $663,769 (Q210-YTD). Approximately $661,000 of the increase is attributable to the increase in sales volume based on Q210-YTD gross profit percentage. The remaining $672,693 of the increase is attributable in material cost fluctuations and production inefficiencies due to staffing instability and reduced sales prices and allowances granted to attract new customers.

Selling and Marketing Costs - Selling and marketing costs increased $868,946 or167.3%, to $1,388,274 (Q211-YTD) from $519,328 (Q210-YTD). The increase was primarily due to the following:

– Increases of:

•

 $477,786 for commissions and consulting expenses due to expanding the sales force and outsourced distribution and also a result of increased commissions on increased sales;

•

 $173,283 for freight and shipping costs, as a result of increased sales;

•

 $138,761 for marketing and promotion costs, as a result of increased sales and increased support offered to expand our distribution channels and preparing new products for market;

•

 $26,814 for product development as a result of expanding the product line;

•

 $47,839 for travel and entertainment as a result of increased sales and expanded sales staff; and

•

 $10,118 net for other selling and marketing costs.

– that were partially offset by decreases of:

•

 $5,655 net for postage and refunds.

General and Administrative Costs - General and administrative costs increased $547,589 or 60.6%, to $1,451,572 (Q211-YTD) from $903,983 (Q210-YTD). The increase is primarily due to the following:

– Increases of:

•

 $267,607 professional fees which includes increased legal costs and accounting costs associated with SEC regulatory filings, plus outsourcing certain administrative services to supplement limited staffing resources;

•

 $82,123 in personnel costs due to increased staffing.

•

 $51,871 in bad debts as a result of relaxed credit and collection activities associated with attracting new customers and higher transaction volumes;

•

 $50,548 for rent due to expanded space requirements, primarily for remote facilities due to increased sales staff;

•

 $46,144 for amortization primarily related to increased intangible assets such as the distribution agreement and Pure Guild brand rights;

•

 $16,144 for added insurance; and

•

 $33,152 net, for other general and administrative expenses.

Other Income (Expense) - Other income (expense) decreased $44,468 to $6,954 (Q211-YTD) from $51,423 (Q210-YTD). The decrease in other income is a result of favorable settlements of vendor claims in Q210-YTD that did not repeat in Q211-YTD.

Income Tax Provision (Benefit) – No benefit for income taxes or deferred tax assets will be recorded until profitable future operations are more than likely to occur.

Net Income (Loss) – As a result of the various fluctuations discussed above, Net Income (Loss) decreased $507,744 or 195.6% to $248,132 net loss (Q211-YTD) from $259,612 net income (Q210-YTD).

Year Ended December 31, 2009 (“YTD-2009”) to the Year Ended December 31, 2010 (“YTD-2010”)

Revenues, net -- Net revenues increased $1,932,720 or 55%, from $3,519,804 (YTD-2009) to $5,452,523 (YTD-2010). The Company’s product revenues represent primarily sales of Revita, NR-08 and Spectral DNC, which collectively represent 58.4% of total sales.

Revenues have increased as a result of the Company’s efforts to establish distribution agreements with distributors in several global target markets and a general increase in market acceptance of our products. The Company conducts a significant portion of business with Cellway International, Inc. and WR Group under exclusive distribution agreements. Revenues from the agreements accounted for approximately 43.9% of the Company’s total revenues during 2010.

Cost of Goods Sold -- Total cost of goods sold increased $779,717 or 71%, from $1,103,443 (YTD-2009) to $1,883,160 (YTD-2010). The increase was due to our increase in sales and changes in formula costs and production. Approximately $689,652 of the increase is directly related to our increase in sales. Approximately $90,065 of the increase in cost of goods sold was attributable to changes in product mix, changes in product formulation and increased material costs.

Selling and Marketing Costs -- Selling and marketing costs increased $276,322 or 23%, from $1,201,874 (YTD-2009) to $1,478,196 (YTD-2010). The increase is primarily due to the following:

– Increases in:

•

$358,975 for consulting and commission costs due to increased costs of expanding our customer base, distribution representatives and growing our sales,

•

$13,745 for freight and shipping costs also resulting from our expanding sales and changes in shipping methods.

•

$17,048 for travel and entertainment costs incurred to expand and promote additional sales, and

•

$4,201 net, for other selling and marketing costs.

– Decreases in:

•

$50,693 for warehousing costs as a result of transferring a portion of our outsourced warehousing activities to “in house” facilities,

•

$48,139 for marketing and promotion costs incurred to broaden our product offering and promote additional sales, and

•

$18,815 for call center operations as a result of its discontinuance.

General and Administrative Costs -- General and administrative costs increased $622,340 or 38%, from $1,649,808 (YTD-2009) to $2,272,149 (YTD-2010). The increase is due to the following:

– Increases in:

•

$204,144 for personnel costs due to increased staffing as a result of our expanding sales and operations groups,

•

$82,439 for amortization and depreciation expense associated primarily with amortizing various deferred costs such as the exclusive distribution rights agreement,

•

$222,423 for professional fees paid to (i) attorneys related to various matters, including, but not limited to SEC, FDA, trademark and employment compliance matters and (ii) accountants related to costs of SEC compliance and corporate compliance and outsourced accounting services.,

•

$51,515 for office expenses associated with supporting increased sales and operations,

•

$30,370 for increased bad debts and write offs, and

•

$49,329 net, for various other general and administrative costs.

– Decreases in:

•

$17,879 for repairs and maintenance costs associated as a result of timing of the repairs.

Other Income, net -- Other income, net decreased $87,934 or 74% from $119,102 income (YTD-2009) to $31,168 income (YTD-2010). The decrease was primarily a result of non reoccurring gains realized during YTD-2009 from favorably settling certain claims made by prior vendors.

Tax Provision (Benefit) – The Company has incurred losses in YTD-2009 and YTD-2010. As a result the Company has not booked any tax benefit until such time as there is reasonable assurance that the Company will become profitable.

Net Loss -- As a result of the increase in sales discussed above, Net Loss decreased $166,406 or 53% from a $316,222 Net Loss (YTD-2009) to $149,813 Net Loss (YTD-2010).

Liquidity and Capital Resources

We had working capital of $3,016,657 at June 30, 2011. Our operating and capital requirements in connection with supporting our expanding sales, operations and introducing new products have been and will continue to be significant to us. Due to continued demands on liquidity necessary to support our increasing sales, it is becoming increasingly difficult to maintain appropriate cash reserves. Our cash balance at June 30, 2011 was $7,766. Our losses from 2009, 2010, and the six months ended June 30, 2011 along with the increased costs and working capital required to grow our business were satisfied through the initial contribution by our founders in 2007 and through the sale of common shares under private placements which we began in early 2009 and extended to private sales under Regulation S commencing in 2010.

Based on our current plans for the next 12 months, we anticipate that additional revenues earned from our expanded product line and broadened distribution channels will be the primary organic source of funds for future operating activities in 2011. To fund continued expansion of our product line and extend our reach to broader markets, including foreign markets, we may rely on bank borrowing, if available, and the private placement of securities.

During the six months ended June 30, 2011, the Company accepted $1,737,250 from foreign investors and accredited investors to subscribe for an aggregate of 6,788,037 shares of our common shares under private offerings pursuant to Regulation S and Section 4(2) under the Securities Act of 1933, as amended. The offerings provided for issuance costs of 23% which amounted to $403,625 in relation to the offerings. As a result, the Company netted $1,333,625 in proceeds from the subscriptions.

Commencing in 2009 we began accepting subscriptions from the sale of restricted shares of our common stock to non-US resident investors and accredited investors. The funds received from the sale of our common stock have been used for operational purposes. We have received funded subscriptions, less selling expenses and finder’s fees, as follows:

	Common Stock Proceeds	Selling Expenses	Net Proceeds

2009	$1,000,600	$300,180	$700,420
2010	844,500	249,600	594,900

TOTAL	$$1,845,100	$$509,780	$1,195,320

Financial Position

Total Assets - Our total assets increased $1,669,410 or 56.7% to $4,613,270 as of June 30, 2010 from $2,943,860 as of December 31, 2010 primarily as a result of a net increase in current assets of $1,703,151, net increase in furniture and equipment of $15,465, primarily associated with $21,500 in additions net of depreciation; which was partially offset by a net decrease in intangible assets of $50,300 primarily associated with amortizing our prepaid Brazilian distribution agreement and Pure Guild Brand rights.

Current Assets - The net increase in current assets was associated with a $759,883 increase in inventory levels and a $1,073,755 increase in accounts receivable, which was partially offset by a $138,639 decrease in cash.

Inventory - Inventory levels increased 64%, in part as a result of increased purchases of raw materials and packing materials to support our expanding sales.

The increased inventory level on hand at June 30, 2011, results in an average inventory that represents approximately 39.1% of annualized COGS or a 4.7 month supply based on the annualized sell through rate achieved for the six months ended June 30, 2011. Management has continued to increase its stocking levels of raw materials as a result of its success in continuing to attract new customers. We are anticipating continued increasing sales through 2011. Management also understands that these inventory decisions result in an unbalanced inventory until we can improve our production planning. In spite of increased stock levels, management has improved its turnover rate and will continue to action to improve its turnover in the future. Its ultimate goal remains to achieve at least a 3 times inventory turnover rate, once it has satisfactorily explored alternative production methodologies and established a profitable and sustainable production cost structure. Management has no projections as to when its inventory turnover rate goal may be achieved.

As part of its decision, management has considered the potential impairment costs and storage costs associated with portions of its inventory that may be unbalanced slow turning inventory. Before embarking on these decisions management consulted its chemist and determined that most of its materials and components had a shelf life of 3-5 years. Even its active ingredients, whose normal shelf life is a relatively short 6 months, is stabilized and extended, when mixed into finished product. Accordingly, management has concluded that no impairment reserves are required at June 30, 2011.

Accounts Receivable – Our accounts receivable at June 30, 2011 were $1,811,709. This represents a 145.5% increase in the accounts receivable balance at December 31, 2010. The increase is the result of expanded sales and customer base. Management believes that its current receivables are collectable and have adequately reserved those in doubt.

Cash – The decrease in cash is explained more fully by the following discussion of cash flows.

Cash Flows for the Six Months June 30, 2011

Cash Flows from Operating Activities

Operating activities used net cash for the six months ended June 30, 2011 of $1,486,850. Net cash used reflects cash provided by adjusted net income for the period ended of approximately $161,816, as adjusted for various items which impact net income but do not impact cash during the period, such as depreciation and amortization. Net cash used also reflects $1,648,666 of cash used to support net changes in working capital items, which included:

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a $1,084,960 increase in accounts receivable as a result of expanded sales;

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a $759,883 increase in inventory costs due to the increase in raw materials and bulk materials for current production in support of expanded sales;

•

a $216,307 increase in accounts payable as a result of obtaining payment terms from certain vendor, and

•

a $21,356 net increase in other current payables and increase in other current receivables.

Cash Flows used in Investing Activities

Our investing activities used $22,585 in net cash during the six months ended June 30, 2011. Net cash used is composed of purchases of additional production equipment.

Cash Flows from Financing Activities

Our financing activities provided net cash of approximately $1,370,796 for the six months ended June 30, 2011. We raised approximately $1,333,625 through sales of our common stock at $0.25 - $0.26 per share, net of $403,625 in issuance costs. We also received $37,171 subscriptions to purchase common shares, net of $5,829 in issuance costs.

Subsequent Events

During the three months ended September 30, 2011 the Company sold approximately 1,251,244 shares of common stock to six foreign or otherwise accredited investors for gross proceeds of $332,250, The Company paid fees and expenses of approximately $56,144 under the offering.

On October 4, 2011, the Company and certain accredited investors entered into a Securities Purchase Agreement and completed a closing of a private offering of 6,178,571 shares of the Company’s Common Stock and warrants to purchase up to an aggregate of 1,554,645 shares of Common Stock, for aggregate gross proceeds of $1,730,000. The Company received gross proceeds of $1,730,000 under the Securities Purchase Agreement. Wilmington Capital Securities, LLC acted as our placement agent in connection with the Offering. The Placement Agent received a selling commission in cash of 7 per cent of the gross proceeds ($121,100), with an additional $10,000 expense allowance. In addition, the Company issued the Placement Agent and its assignees a warrant to purchase up to 449,805 shares of Common Stock under the same terms as the Warrants.

Material Commitments

None.

Off Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures about Market Risk

None.

Recent Accounting Pronouncements

See footnotes to unaudited financial information for the six months ended June 30, 2011.

BUSINESS

Overview

Divine Skin, Inc. is a Florida corporation organized on January 26, 2007. Divine Skin, Inc. and its subsidiaries (collectively, the “Company” or “Divine Skin”) develop products for skin care and personal care needs. The Company has grown steadily since inception with a network of specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin currently researches and develops (formulates) its own products. We currently offer the following lines of products:

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skin care

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personal care

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hair care

Our current products are discussed in detail below. We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are produced through various third party manufacturers on an order by order basis.

Our corporate headquarters are located at 1680 Meridian Avenue, Suite 301, Miami Beach, Florida 33139. Our phone number is (888) 404-7770 and our corporate website can be found at www.divineskin.com or dslaboratories.com. Information contained on our website is not part of this prospectus.

History

Through its predecessors, including Divine Skin, Inc., (a New York company) has been developing and marketing skin care and personal care products for over ten years. In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our founders also owned DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. The issued and outstanding shares of DS Laboratories, Inc. (a Florida company) were transferred to the Company for nominal consideration. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification. DS Laboratories, Inc. (a New York Corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007.

In January 2009 the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded by our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company. We currently distribute hair growth products, facial moisturizers and anti-aging facial cleansers through Sigma.

In March 2009 Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded for marketing purposes, to distribute Polaris branded versions of the Company’s products to physicians and to foreign distributors. We currently distribute hair care products through Polaris. These products are primarily distributed through physicians.

During fourth quarter 2009 the Company completed an agreement covering the exclusive distribution of its product and additional future products specifically tailored for the Brazilian market. The costs associated with procuring this agreement have been capitalized and are amortized over the life of the agreement.

During third quarter 2010 the Company engaged in establishing a joint venture distribution company with its exclusive Brazilian distributor. The purpose of the joint venture is to capitalize on its exclusive distribution rights in Brazil. The Company has completed the formulation and packaging of its initial minoxidil product and through its joint venture operation in Brazil, is obtaining the necessary permits and licenses to begin distribution and sale of its products. The Company expects to complete the licensure process and commence sales in Q4 2011. As of December 31, 2010, the Company has invested $26,000 in this venture

Strategy

Divine Skin intends to capitalize on several opportunities to increase its market share, revenues, and profitability. The Company currently has a distribution network of retail outlets in the United States as well as internationally. We intend to increase revenues and profitability by launching more products and to increase marketing activities for these products. Each new product launch is broken down into several phases:

1.

Research and Development. We are a performance driven brand and consumers expect a very high level of effectiveness from Divine Skin. In addition, in the retail environment where our products are sold regular shoppers who contribute to the organic growth and proliferation of the brand are turned away if the products do not deliver something truly special. Therefore all new products must be given careful attention, development, and research. The product launch phase is itself broken down into several phases of packaging development, formulation development, research, compatibility and stability testing, and a few other internal protocols.

2.

Awareness. Based on experience, we believe a product cannot achieve its sales potential unless it is launched along with a strong awareness and sampling campaign. An example of this would be to work with our retail partners and mail a newsletter to each customer that they have on their mailing list and include sachet samples of the product.

3.

Support. When products are rolled out onto retail shelves, in-store training and education is of paramount importance. The difference between simply placing products on shelves versus visiting the stores and providing intensive education, training, and incentives can make a material difference in sales volume.

4.

Advertising. We believe the Company can benefit greatly from increased advertising. Our greatest distribution expansion challenge is supporting new accounts rather than opening them. Furthermore, there is a material cost for hiring, training and compensating local representatives. Therefore, we believe the best way to drive strong sales through the majority of our accounts is to increase nationwide advertising which would simultaneously increase brand awareness and educate clients in local markets to successfully drive sales through remaining doors that are not serviced.

Products

Our current product lines include the following:

Skin Care

Trioxil®

Trioxil (bisazulene gel) is an acne cream. It contains Ichthyol Pale among other ingredients, which has been shown to reduce skin blemishes under an independent study conducted on 101 test persons who were treated with a formulation containing 1% of ICHTHYOL® PALE. The study was conducted by ICHTHYOL-Gesellschaft in Germany in 2004.

Hydroviton®

Hydroviton is a skin cleanser, developed for oily and acne prone skin. It contains liposome encapsulated azelaic acid (trade name: Azelosome) which in an independent study conducted by BASF Corporation in 2004 showed a 46% suppression of 5α-reductase, a hormone that causes oily skin.

Keramene®

Keramene is formulated to suppress hair growth and softens remaining hair strands. Keramene combines plant hormones, natural palmatine and nondihydroguaiaretic acid. Keramene performs via two complementary pathways: 1) inducing follicles into the catagen state so they stop growing hairs, and 2) suppressing kerafinocyte proliferation so remaining hairs grow slower. Keramene contains Telocapil, among other ingredients, which has been shown by an independent study performed by Provital Group in 2003 to reduce hair growth.

Viterol.A®

Viterol.A is an anti-aging aid that contains viatrozene, a compound that is formulated to reduce wrinkles and expression lines and improve over-all skin health. One of the active ingredients of Viterol.A is Acetyl Octapeptide-3. In an independent study performed by Lipotec Group in Spain in 2005, skin topography analysis was performed to measure the effectiveness of applying Acetyl Octapeptide-3 twice a day. Silicon imprints were obtained from around the eyes of 17 women volunteers pre-test and after the 28 day treatment. The reduction value of wrinkle depth was 63%.

Oligo®

Oligo.DX is a cream that is designed to improve the appearance of cellulite from women’s thighs, hips and buttocks. We believe Oligo.DX improves the appearance of cellulite. It contains a liposomal complex of caffeine and escin among other ingredients which were tested in a study by an independent group in Spain in 2002. The global action of this complex as an effective anticellulite was evaluated in an in vivo study performed on 20 females with cellulite imperfections, aged between 18 and 70. The product was applied daily for 60 days on specific body areas and the following parameters were identified: 1.) Buttock circumference - 15% of patients showed a decrease of 2.0 to 3.0 cm while 60% showed a decrease of 0.5 to 1.0 cm; 2.) Thigh circumference - 85% of patients presented a decrease of 0.5 to 1.0 cm; 3.) Body fat mass - 50% of patients showed a significant decrease of 0.6 to 1.4 kg.

Hair Care

Spectral.DNC-L®

Indicated for men with advanced androgenic alopecia – male pattern baldness of 4 or greater on the Norwood scale – Spectral.DNC-L is designed to regrow hair via multiple pathways. We believe this formula helps retain and regrow hair. One of the principal active ingredients in Spectral DNC-L is Procyanidin B-2 complex. In an independent study published in the British Journal of Dermatology in 2002, Procyanidin B-2 was shown to shorten the hair resting phase and prolong the hair growth phase, therefore increasing hair growth results.

Spectral.RS®

Spectral.RS works by addressing multiple causes that lead to thinning hair such as perifollicular fibrosis and internal factors such as stress, hormonal disturbances, lack of vitamins and mineral salts, and the use of certain medications. Perifollicular fibrosis is a condition that accompanies all hair loss whereby the collagen around the hair root becomes rigid and tightens, pushing a root to the surface and causing premature hair loss. One of the active ingredients in Spectral.RS is Adenosine. This ingredient was shown to be effective in an independent clinical study conducted by Shiseido Laboratories in 2005 to induce hair growth.

Revita®

Revita is a hair growth shampoo. Revita is a combination of materials specially designed to maintain scalp vitality and act on follicle dysfunctions. This formulation is developed completely without the use of Sodium Lauryl Sulfate and Sodium Laureth Sulfate, commonly used low cost detergents in shampoos and cleansers that are linked to skin irritation, drying, and hair loss due to follicle attack. It contains a high concentration of caffeine, among other ingredients. Under independent studies conducted at the University of Jena in Germany in 2000 using hair samples from the scalps of young men entering into the first stages of hormone-related hair loss, the caffeine treatment increased average hair growth by approximately 46% and the life cycle of the hair was extended by 37%, when compared to the control study.

Nia Hydrating Shampoo

Nia Hydrating Shampoo was developed in response to requests within our distributor network that are seeing strong demand for hydrating shampoos and conditioners.

Nia Conditioner

Nia Conditioner is designed to complement Nia Hydrating Shampoo.

NR-08

NR-08 is a hair loss spray containing minoxidil and other ingredients. This product is currently only available for sale outside the United States.

Personal Care

Nirena®

Nirena is an intimate feminine care cleanser developed without cheap detergents, harsh chemicals, and low pH tolerances, which are found in other commercially available products. The principle active ingredient in Nirena is Brazilian Peppertree extract. In clinical studies, extract of the Brazilian Peppertree displays antimicrobial properties. A 1974 independent study used the herb effectively to treat 100 patients with chronic cervicitis and vaginitis.

Beauty Care

Revita.EPS

Revita.EPS is a product based on advanced bio-peptides that are designed to grow and increase the length and girth of eyelash hair. The bio-peptides include SymPeptide 226EL, which under independent studies conducted by Symrise Corporation in 2007 have shown a 25% increase in eyelash length after 2 weeks of use. Rather than packaging the product in the form of an eye lash curler, Revite.EPS is packaged in disposable individual use packets that we believe will provide better hygiene and reduce the risk of eye infection. This product was launched in 2010.

Product Studies

The studies referenced above were conducted by independent third parties. Such third parties did not create the products that were subject of the studies. The studies are widely and publicly available, the majority of which can be found on the Internet. As the studies are publicly available, the Company did not obtain the consent of the third parties to reference such third parties in this registration statement.

While the majority of the active ingredients in our current products have undergone independent third party clinical trials, including the studies referenced above, to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

Marketing and Advertising

We have in-house graphic design and public relations departments to create and maintain product support literature, catalogs, mailings, web-based advertising, newsletters, editorials, advertorials, and press releases. We also target specific markets by selectively advertising in journals and magazines that we believe reach our potential customers.

Manufacturing and Supplies

Historically the Company relies on third party subcontractors and suppliers to provide product raw materials, components and to formulate and package finished good. Third parties also provide order fulfillment, warehousing and distribution services. Commencing in the first quarter of 2009, we made two significant changes to our production methodology. First, we began to formulate (research and develop) certain of our products ourselves in an effort to improve product quality and reduce costs. Second, triggered by our sales projections, we began to purchase product in larger production batches thereby increasing production efficiency for our outsourced suppliers, which reduced our costs. Warehousing and fulfillment activities remain outsourced.

The Company uses contracted third parties to manufacture its products and to provide raw materials. The third party manufactures are responsible for receipt and storage of raw material, production and packaging and labeling finished goods. At present, the Company is dependent upon manufacturers for the production (manufacturing) of all of its products. To the extent the manufacturer should discontinue the relationship with the Company; the Company’s sales could be adversely impacted. The Company believes at the present time it will be able to obtain the quantity of products and supplies it will need to meet orders.

We purchase all of our raw materials from several third party suppliers and manufacturers pursuant to purchase orders without any long-term agreements. We do not rely on any principal suppliers or manufacturers. In the event that a current manufacturer is unable to meet our supply or manufacturing requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third party suppliers and manufacturers, none of these agreements are long-term. We also rely on third party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers’ ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate matter would harm our reputation, our business and results of operations.

Relationships with Retailers

The Company sells a variety of products that fall into the category of skin care, hair care or personal care. While all of our offerings are health care based, each product category targets a slightly different consumer and approaches its target group in a different manner. Due to the common theme, some of the markets will overlap, thereby qualifying the same customer for more than one major product. Our products are sold through retail and wholesale groups. The Company has sold its products to approximately 250 retailers and wholesale groups, none of which individually are material to the Company’s business. The Company does not currently sell directly to the end user. The Company has established relationships with specialty retailers, spas, salons and distributors, the majority of which are on a purchase order basis, without long term commitments. The Company continues to search for retailers and distributors both nationally and abroad for all of our products. Within the U.S. market, the Company sells its products directly to specialty retailers, spas and salons, including, but not limited to GNC, Vitamin Shoppe, Planet Beauty, Target.com and Drugstore.com.

Distribution Agreements

The Company has entered into several distribution agreements and distribution arrangements outside of the United States. The Company believes that there is a need for such arrangements as identifying partners in overseas markets enables the Company to outsource logistical matters and such third parties also provide customer support and have a greater knowledge of local markets and customs.

The Company has entered into an Exclusive Distribution Agreement with Cellway International, Inc. (“Cellway”). Under an agreement dated November 25, 2008, the Company has granted Cellway the exclusive distribution rights for its current products throughout Japan. The term of the agreement is for a period of ten years unless earlier terminated by the Company or Cellway. Cellway may terminate this agreement at any time after December 31, 2009 by providing the Company with not less than 30 days advance written notice. In addition, the Company may terminate the agreement if Cellway fails to comply with minimum sales quotas of 25,000 product units per year. For the year ended December 31, 2010 and December 31, 2009, revenues from the Company’s relationship with Cellway were in excess of 10% per year.

The Company has entered into an Exclusive Distribution Agreement with WR Group, Inc. (“WR Group”). Pursuant to the Exclusive Distribution Agreement dated March 1, 2009, the Company has granted WR Group the exclusive rights to distribute its current products within the European Union. The term of the agreement is for a period of ten years unless earlier terminated by WR Group with not less than 30 days written notice to the Company. In addition, the Company may terminate the agreement if WR Group fails to comply with minimum sales quotas of 25,000 product units per year. For the year ended December 31, 2010 and December 31, 2009, revenues from the Company’s relationship with WR Group were in excess of 10% per year.

During the third quarter of 2009, we entered into a private label and distribution agreement with WR Group to develop a private label brand of premium products and associated packaging materials based on our current product lines under the “Pure Guild” brand. We own a 50% interest in the Pure Guild brand and the perpetual exclusive rights to manufacture the Pure Guild products. In exchange for these rights we provided $106,666 of product to WR Group, representing approximately 70% the initial stocking order.

The Company has also entered into exclusive distribution agreements in Brazil, Mexico, Russia, Saudi Arabia and Egypt.

The exclusive distribution agreement for Mexico is entered into with MD Laboratories S.A. under a one year agreement dated September 2007. The parties have orally agreed to extend the agreement. MD Laboratories may terminate the agreement for any reason upon thirty day advance written notice.

The exclusive distribution agreement throughout Russia is with OOO Omega, a Russian company, and is effective until October 31, 2012. Under the agreement Omega is required to make certain minimum quarterly purchases. The agreement may be terminated by Omega without cause and by the Company in case of default by Omega for failure to meet minimum purchase requirements.

The exclusive distribution agreements for Saudi Arabia and Egypt are with Top Care Trading Co. and the agreement is effective through March 2013. Top Care Trading is subject to minimum annual purchase requirements. The agreement may be terminated by Top Care upon thirty days advance written notice or by the Company if Top Care fails to meet minimum purchase requirements.

The exclusive distribution agreement, as amended for Brazil is entered into with Gamma Investors under a ten year agreement dated September 1, 2009, as amended. Gamma Investors may terminate the agreement with 30 days notice. The agreement is also subject to minimum purchase requirements. As additional compensation for marketing and consulting services provided under the agreement by Gamma Investors, the Company issued Gamma Investors 3,000,000 shares of restricted common stock. During third quarter 2010, we began establishing a joint venture distribution company with Gamma and its affiliates. The Company has completed the formulation and packaging of its initial minoxidil product and through its joint venture operation in Brazil, is obtaining the necessary permits and licenses to begin distribution and sale of its products. The Company expects to complete the licensure process and commence sales in late 2011.

The Company has also entered into non-exclusive distribution arrangements in Turkey, Canada, Lebanon, Hong Kong and Bangladesh.

Research and Development

We perform our research and development (formulation) at our executive offices, primarily through the services of our chief executive officer and a chemist. During 2009 and 2010 the Company expensed approximately $31,400 and $127,048, respectively, to research and development. None of these costs were borne directly by our customers.

Proprietary Rights

The Company’s products are created in-house. The Company does not license any products from third parties. The Company regards the protection of trademarks and other proprietary rights that it may own material to its future success and competitive position. The Company relies upon the combination of laws and contractual restrictions such as confidentiality agreements to establish and protect its proprietary rights. Laws and contractual restrictions, however, may not be sufficient to prevent misappropriation of proprietary rights or to deter others from independently formulating products that are substantially equivalent or superior to the Company’s products. The Company has no patent protection on any of its products.

The Company has obtained the following U.S. trademarks: DS Laboratories, Aminexil, Revita, Spectral.DNC and Oligo.DX.

The Company currently has no license agreements, franchises, concessions, royalty agreements or other intellectual property.

Regulation

The United States Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act regulate the purity and packaging of health and beauty aid products and fragrances in cosmetic products. Similar statutes are in effect in various states and foreign jurisdictions. Health and beauty aids are also subject to the jurisdiction of the Federal Trade Commission (FTC) with respect to matters such as advertising content and other trade practices. We believe our products are defined as cosmeceuticals. Within the skin care industry, cosmeceuticals are not clearly regulated. In general products within this category walk a gray line between cosmetics and OTC drugs, often making drug-like claims. It is possible that an agency like the FDA may request that we make certain changes to our label claims and/or remove certain ingredients from our products. We have contracted a law firm that specializes in dealing with these regulatory matters and they have advised us that our regulatory risk is low at this time. However, it should be noted that any very drastic change to our label claims could adversely affect our business. For instance, if we were forced to change “Revita Hair Growth Stimulating Shampoo” to “Revita Shampoo” it could have a negative effect on our marketing of the product, causing a significant drop in sales volume for this product. The failure of our Company or our manufacturers to comply with applicable government regulations could result in product recalls that could adversely affect our relationships with our customers.

Our products are subject to various regulatory risks both domestically and abroad. It is possible that the FDA and health agencies in other countries may take action and demand that we remove certain products from the market, remove certain ingredients, or change certain wording on our packaging that could make the products less desirable to our customers. In addition, it is possible that the FDA and other health agencies may determine that some of the products that we market as cosmetics are actually drugs (either OTC or prescription) and may demand that we apply for either an NDA (New Drug Application) or ANDA (Abbreviated New Drug Application) which could result in the removal of those products from the market and delay the sale of these products. We currently believe that our products are not subject to any specific material regulations. Furthermore, we require our international distributors to satisfy regulatory compliance matters within the particular region that such distributor is selling our products. We believe the risk of regulatory action at this time is low; however this can change at any time depending on the current FDA administration and its posture on topical skin care and hair care products. The extent that potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted.

Competition

The skin care and personal care industries are highly competitive. Many of the Company’s competitors are large, well known companies that have considerably greater financial, sales, marketing, research and development and technical resources in the company. Additionally, these competitors have formulary capabilities that may allow them to formulate new and improved products that may compete with product lines that the Company develops and markets. In addition, competitors may elect to devote substantial resources to marketing their products to similar outlets and may choose to develop advertising, educational and information programs like this formulated by the Company to support their marketing efforts. The Company’s business, financial condition and results of operations could be materially and adversely affected by any one or more of such developments.

Our products, in general, compete against similar products distributed by national skin care and personal care companies, including, but not limited to, Cooper Peptide, Syk Haircare and Asian Skincare Ideas. The Company’s competitive position is based on the foundation of developing niche products with active ingredients that may not be found in generic products. The Company’s competitive strategy is based on management’s attempt to continually focus on the application of new technologies and efficiencies rather than fashions or trends.

Employees

September 30, 2011, we had 11 fulltime employees, including 4 in product research and development, 3 in operations and customer services, and 3 in administrative and finance positions. In addition, we have 6 part-time employee. None of our employees are represented by a labor union, nor governed by any collective bargaining agreements. We consider relations with our labor force as satisfactory.

Property

The Company leases its current executive offices and research laboratory in Miami Beach, Florida under a lease agreement dated December 14, 2007, and amended in July 2009. Under the lease agreement as amended, the lease term was through December 31, 2009, and the monthly cost for this space was approximately $6,500. The lease agreement was originally for a term of five years. Pursuant to the amendment, the landlord agreed to terminate the lease on December 31, 2009 in consideration for a payment of approximately $39,000. The lease, as amended, is guaranteed by our executive officers. We currently occupy this space on a month-to-month basis at a cost of approximately $5,700 per month. We believe this space is adequate to maintain our current business operations. We intend to negotiate a new lease for our current offices or seek alternative space in Miami.

In March 2010 the Company entered into a lease for 7,500 square feet in new production facilities in Deerfield Beach, Florida. The new facility replaced its Pompano Beach production facilities and began operations in April 2010. The lease provides for monthly rentals of $3,437 in monthly rent in the first year with an increasing scale for years two through five. The lease matures in five years and provides for a five year renewal option.

In December 2010 the Company entered into a lease for 570 square feet in sales facilities in Ashville, North Carolina. The lease provides for monthly rentals of $1,600 in monthly rent in the first year with a small increase in the second year. The lease matures in two years and provides for a two year renewal option.

In March 2009 the Company leased a 3,500 square foot facility in Pompano Beach, Florida to assemble small production runs of its products. The lease provides for monthly rent of $2,600 and terminated in March 2011.

We believe that our existing facilities are suitable and adequate and that we have sufficient capacity to meet our current anticipated needs. None of these facilities are critical to our operations because suitable alternatives are available in substantially all of the locations where we conduct business. We continuously review our anticipated requirements for facilities and, on the basis of that review, may from time to time acquire or lease additional facilities and/or dispose of existing facilities.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

REPORT TO SHAREHOLDERS

The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 and files current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required.

LEGAL PROCEEDINGS

The Company has received several threatened litigations from various suppliers and service providers typically over non-payment for goods or services. The threatened litigations are generally directed at DS Laboratories, Inc. being one of the operating trade names of Divine Skin. Such vendor disputes are typical in the normal course of business. Divine Skin is vigorously challenging these claims on the grounds of the substandard materials or services provided. However, we established an accrual for certain media, materials and freight supplier claims of $157,346 at June 30, 2011.

On June 13, 2011, the Company filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an investor relations and consulting agreement entered into on or about October 15, 2010 whereby the Company paid a third party approximately $20,000 and 230,000 shares of restricted common stock in consideration of investor relations and consulting services. The Company has demanded return of the 230,000 shares of restricted stock and recovery of costs and other damages.

On or about July 27, 2011, a complaint was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by a third party, against the Company claiming damages due to the Company’s purported improper termination of an investor relations and consulting agreement entered into on or about October 15, 2010. Prior to this action the Company filed a claim for rescission against the plaintiff demanding rescission of the agreement and return of fees and stock previously issued to the plaintiff. The Company intends to vigorously defend this claim.

On June 13, 2011, the Company filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an agreement entered into on or about May 18, 2010 whereby the Company paid a third party approximately $500 and 200,000 shares of restricted common stock in consideration of consulting services. The Company has demanded return of the 200,000 shares of restricted stock and recovery of costs and other damages. The claim was dismissed for lack of jurisdiction and the Company intends to re-file the action.

We have been notified by our insurance carrier, Harford, that a worker at the Velocity production facility has filed a claim regarding a cut to her finger received while allegedly packaging eye droppers for one of our products. We do not believe this claim has merit and do not expect to incur any material costs not covered by our insurance, associated with this claim.

It is impossible for us to predict with any certainty the outcome of pending disputes, and unless otherwise stated below, we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our executive officers, key employees and directors as of the date of this registration statement. Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Daniel Khesin	31	President, Chief Executive Officer, Principal Accounting Officer and Chairman
Leonid Smirnov	31	Vice President
Michael Paul Strong	31	Vice President of Sales

Daniel Khesin has served as President and CEO of the Company since its inception. Prior to that time, Mr. Khesin was CEO of DK Design Group, Inc., a professional audio company, where he managed investments, engaged in the incubation of new technology and developed a distribution network from January 2004 to 2005. Mr. Khesin was Vice President of Operations of Free Razor, LLC, a continuity program for personal care products from 2003 to 2004. Mr. Khesin attended Hunter College.

Leonid Smirnov has served as Vice President of the Company since its inception. From February 2004 to October 2005 Mr. Smirnov served as Vice President with DK Design Group, Inc., where he was responsible for product development, design and marketing. Mr. Smirnov has an arts degree from Queens College.

Michael Paul Strong has served as Vice President of Sales of the Company since its inception. Prior to 2005, Mr. Strong was a language instructor in Rio de Janeiro, Brazil.

Employment Agreements

We have not entered into employment agreements with any of our officers. Salaries payable to our officers are subject to adjustment and deferral based on operations and cash flow of the Company. Each of our officers are eligible to receive and participate in all benefit, bonus, retirement, health, insurance and incentive programs provided by the Company for its employees.

Board of Directors

Our Board of Directors currently consists of one director. Our Bylaws provide that our board shall consist of not less than one or more than ten individuals. The terms of directors expire at the next annual shareholders’ meeting unless their terms are staggered as permitted in our Bylaws. Each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

Director Compensation

Currently, we do not pay our directors any cash or other compensation for their services as director. In the future, we may consider appropriate forms of compensation.

Committees

To date, we have not established a compensation committee, nominating committee or an audit committee. Our board of directors review the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. None of the members of our board of directors are considered financial experts as defined under Regulation S-K.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us to our Chief Executive Officer (principal executive officer) serving at the end of the last fiscal year and the two other most highly compensated executive officers whose total compensation exceeded $100,000 in 2010 or 2009. We refer to these persons as the Named Executive Officers.

2010 Summary Compensation Table

Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Options ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
Daniel Khesin	2009	$150,031	—	—	—	—	—	—	$150,031
	2010	$164,975	—	—	—	—	—	—	$164,975
Leonid Smirnov	2009	$65,824	—	—	—	—	—	—	$65,824
	2010	$102,000	—	—	—	—	—	—	$102,000

Employment Agreements

We have not entered into employment agreements with, nor have we authorized any payments upon termination or change-in-control to any of our executive officers or key employees.

2010 Option Grants To Executive Officers

None.

Director Compensation

No annual compensation was paid to our directors during 2010 or 2009.

Outstanding Equity Awards At Fiscal Year-End

None.

Equity Compensation Plan Information

The following chart reflects the number of awards granted under equity compensation plans approved and not approved by shareholders and the weighted average exercise price for such plans as of December 31, 2010.

Name Of Plan	Number of shares of common stock to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding the shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	5,000,000

Equity compensation plans not approved by security holders	—	—	—
Total	—	—	5,000,000

———————

In January 2009 the directors and a majority of our shareholders adopted our 2009 Equity Incentive Plan (the “Plan”). We have reserved an aggregate of 5,000,000 shares of common stock for issuance pursuant to options or restricted stock granted under the Plan. As of the date of this Registration Statement, we have issued no options or restricted stock under the Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees, directors and consultants for the Company and its subsidiaries. The Plan shall be administered by the board of directors until such time as a committee shall be appointed (the “Administrator”). Options granted under the Plan may either be options qualifying as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not so qualify (“Non-Qualified Options”).

The price per share issuable upon exercise of an option shall be determined by the Administrator at the time of the grant and shall (i) in the case of an ISO, not be less than the fair market value of the shares on the date of grant; (ii) in the case of an ISO granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, be at least 110% of the fair market value of the shares on the date of grant; or (iii) in the case of an NQSO, shall be no less than ninety percent (90%) of the fair market value per share on the date of grant. For the purposes of the Plan, the “fair market value” of the shares shall mean (i) if shares are traded on an exchange or over-the-counter market, the mean between the high and low sales prices of shares on such exchange or over-the-counter market on which such shares are traded on that date, or if such exchange or over-the-counter market is closed or if no shares have traded on such date, on the last preceding date on which such shares have traded or (ii) if shares are not traded on an exchange or over-the-counter market, then the fair market value of the shares shall be the value determined in good faith by the Administrator, in its sole discretion.

The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Plan. Officers, directors and key employees of and consultants to us and our subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

The term of each option and the manner in which it may be exercised is determined by the Administrator, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

We have not issued any options, warrants or other equity or non-equity based incentives nor has any equity award/compensation has been awarded to, earned by, or paid to any of our executive officers, directors or key employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into an exclusive ten-year distribution agreement with Gamma Investors which provides Gamma Investors with the exclusive distribution rights throughout Brazil. In addition, we are in the process of establishing a joint venture company with Gamma Investors and its affiliates, principally for the formulation and distribution of minoxidil based products throughout Brazil. The principal of Gamma Investors is Ezio da Fonseca. Mr. Fonseca also holds investment and voting control of Phoenix Investment Fund, Inc. At December 31, 2010 Phoenix Investment Fund, Inc. was a beneficial owner of in excess of 5% of our common stock.

The Company currently has no independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of October 31, 2011, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. As of October 31, 2011, we had 105,264,096 shares of common stock issued and outstanding. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, the address for each shareholder is 1680 Meridian Avenue, Suite 301, Miami, Florida 33139.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Daniel Khesin	49,194,475	(1)	44.4%
Michael Paul Strong	21,048,066	(2)	19.6%
Leonid Smirnov	12,197,825	(3)	11.4%
All current officers and directors as a group (3 persons)	82,440,366	(1)(2)(3)	78.3%

———————

(1)

Includes 5,500,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to two votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(2)

Includes 2,500,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to two votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(3)

Includes 2,000,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to two votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize us to issue up to Three Hundred Million (300,000,000) shares of common stock, par value $.001. At October 31, 2011, we had issued and outstanding 105,264,096 shares of common stock of which, 72,440,366 shares or 69% is owned or controlled by our officers and directors.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

At October 31, 2011, there were no options or restricted stock issued under our 2009 Equity Incentive Plan.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to Thirty Million (30,000,000) shares of preferred stock and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are 10,000,000 shares of Series A preferred stock issued and outstanding as of the date of this prospectus. Holders of shares of Series A Preferred Stock are entitled to two votes per share for each share of Series A Preferred Stock on all matters to be voted on by the shareholders of the Company. Holders of shares of Series A Preferred Stock and common stock shall vote together on all shareholders matters, except as otherwise required under Florida law. Therefore, Series A Preferred Stock holders are able to exert significant control over the Company’s management and affairs requiring shareholder approval, including approval of significant corporate transactions. Shares of Series A Preferred Stock are convertible into shares of common stock on a one-to-one basis, at any time, at the discretion of the holder and automatically on September 15, 2012. As of the date of this memorandum, all outstanding shares of Series A Preferred Stock are held by the officers and directors of the Company.

Issuance of additional shares of preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares. Although we have no present intention to issue additional shares of preferred stock, we cannot assure you that we will not do so in the future.

Options and Warrants

At September 30, 2011, the Company has issued Abner Silva, a selling agent that assisted in the Company’s Regulation S private offering, warrants to purchase up to 1,708,210 shares of common stock, exercisable at $0.01 per share. The warrants are exercisable for a term of 5 years from the date of issuance. Effective for the second quarter of 2011, the selling agent waived his rights to receive warrants for the three months ended June 30, 2011. Accordingly, the Company issued no warrants related to the private sale of shares and accrued no expense for financial consulting services, based on the value of the warrants. The selling agent engaged by the Company has also entered into a Consulting Agreement under which he assisted the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Company has issued an option to the selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. The option expires in five years from the date of issuance. The option vests and is exercisable subject to certain lock up and leak out provisions which commence upon the effective date of the Company obtaining OTCBB listing. Leak out and vesting provisions limit exercisability of the option number to 200,000 shares per quarter and provide for continuation of financial consulting services and forfeiture under certain conditions. At September 30, 2011, options to purchase approximately 733,333 remained unvested. During October 2011, options and warrants to purchase 2,502,877 shares were exercised.

In addition, the Company has issued an outstanding a warrant to purchase up to 500,000 shares of common stock exercisable at $0.35 per share. The warrant is exercisable until January 2014.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this Offering.

On October 4, 2011, the Company and certain accredited investors entered into a Securities Purchase Agreement and completed a closing of a private offering of 6,178,571 shares (the “Shares”) of the Company’s Common Stock and warrants (the “Warrants”) to purchase up to an aggregate of 1,554,645 shares of Common Stock (the “Warrant Shares”), for aggregate gross proceeds of $1,730,000. The Warrants are exercisable for five years from issuance at $0.50 per share and may be exercisable on a cashless basis in certain instances if the underlying shares are not registered under a registration statement. The number of shares of Common Stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Closing Date. The Company received gross proceeds of $1,730,000 under the Securities Purchase Agreement. Wilmington Capital Securities, LLC acted as our placement agent (the “Placement Agent”) in connection with the Offering. The Placement Agent received a selling commission in cash of 7 per cent of the gross proceeds ($121,100), with an additional $10,000 expense allowance. In addition, the Company issued the Placement Agent and its assignees a warrant to purchase up to 449,805 shares of Common Stock under the same terms as the Warrants.

If a registration statement covering the Shares is not filed with the SEC within 30 days of the completion of the Securities Purchase Agreement or not not declared effective by the SEC prior to 90 days from the completion of the Securities Purchase Agreement (each an “Event Date”), the Company, subject to limited exceptions, shall pay to the selling security holders an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such selling security holder pursuant to the Securities Purchase Agreement for the Shares held by the holder on such Event Date; and on each 30-day anniversary (or pro rata portion thereof) following any Event Date until the earlier of the filing and/or effectiveness of the registration statement or the Shares are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to the holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by the holder pursuant to the Securities Purchase Agreement for any unregistered Shares then held by the Holder. In no event shall the Company be liable in any 30-day period for Liquidated Damages under this Agreement in excess of 1.0% of the aggregate purchase price paid by the Holder pursuant to the Purchase Agreement. Furthermore, the Warrants may be exercised on a cashless basis 120 days after the completion of the Securities Purchase Agreement if there is no effective registration statement covering the Warrant Shares.

We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. In the event the warrants are exercised, we will receive up to $1,002,225 in proceeds, which will be used for general working capital purposes. Except as disclosed below, no selling shareholders are broker-dealers or affiliates of broker-dealers. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 105,264,096 shares issued and outstanding as of October 31, 2011, including options exercisable within 60 days of October 31, 2011. Information after the Offering assumes that all securities registered will be sold.

Stockholder and Address	Shares of Common Stock Included in Prospectus	Percentage of Common Stock Before Offering	Beneficial Ownership Before Offering	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After Offering
DFILP, LLC (1) Vig Tower Suite 1103 1225 Ponce de Leon Avenue San Juan, PR 00907	1,250,000(4)	*	1,250,000	0	--
David I. Fuente 701 Tern Point Circle Boca Raton, FL 33431	1,116,072(5)	*	1,116,072	0	--
ICS Opportunities Ltd.(2) c/o Millennium International Management LP 666 Fifth Avenue, 8th Floor New York, NY 10103	4,464,286(6)	4.2%	4,464,286	0	--
Roger Killion 28 Pasture Lane Darien, CT 06820	892,858(7)	*	892,858	0	--
Michael Margolies(10) 601 S. Federal Highway Boca Raton, FL 33432	444,857(8)	*	444,857	0	--
Wilmington Capital Securities, LLC(3) 600 Old County Road, Suite 200 Garden City, NY 11530	49,428(9)	*	49,428	0	--

———————

* Less than 1%.

(1)

Investment and voting control held by Mark B. Davis, manager.

(2)

Investment and voting control held by David Nolan, co-president.

(3)

Wilmington Capital Securities, LLC is a registered broker dealer. Investment and voting control held by John Mikes, president.

(4)

Includes 1,000,000 shares of common stock and 250,000 shares of common stock underlying warrants exercisable at $0.50 per share.

(5)

Includes 892,857 shares of common stock and 223,215 shares of common stock underlying warrants exercisable at $0.50 per share.

(6)

Includes 3,571,428 shares of common stock and 892,858 shares of common stock underlying warrants exercisable at $0.50 per share.

(7)

Includes 714,286 shares of common stock and 178,572 shares of common stock underlying warrants exercisable at $0.50 per share.

(8)

Includes 444,857 shares of common stock underlying warrants exercisable at $0.50 per share.

(9)

Includes 49,428 shares of common stock underlying warrants exercisable at $0.50 per share.

(10)

Shareholder is an affiliate of Wilmington Capital Securities, LLC, a registered broker dealer.

PLAN OF DISTRIBUTION

The selling security holders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling security holders will offer their shares at prevailing market prices on the OTC Markets or privately negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•

facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling security holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling security holders, but excluding brokerage commissions or underwriter discounts.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling security holders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling security holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. In the event that any of the selling security holders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling security holders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer. .

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Quintairos, Prieto, Wood & Boyer, P.A., Fort Lauderdale, Florida.

EXPERTS

The consolidated balance sheet of Divine Skin, Inc. for the fiscal years ended December 31, 2010 and December 31, 2009 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two year periods ended December 31, 2010 and December 31, 2009 appearing in this prospectus and registration statement have been so included in reliance on the Report of RBSM, LLP and Jewett, Schwartz, Wolfe & Associates, respectively, independent registered public accounting firms, appearing elsewhere in this prospectus, given on the authority of such firms as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 or via the Internet at http://www.sec.gov.

DIVINE SKIN, INC. (DBA DS LABORATORIES)

DIVINE SKIN, INC. (DBA DS LABORATORIES)

CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Current Assets
Cash	$7,766	$146,405
Accounts receivable, net	1,811,708	737,954
Inventory	1,941,563	1,181,680
Prepaid expenses and other current assets	118,753	110,601

Total Current Assets	3,879,790	2,176,640

Furniture and Equipment, net	34,326	18,861
Intangible Assets, net	680,616	730,916
Other Assets	18,538	17,443

TOTAL ASSETS	$4,613,270	$2,943,860

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$820,616	$604,311
Other current liabilities	42,518	21,162

TOTAL LIABILITIES	863,134	625,473

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 10 million shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	10,000	10,000
Common stock, $0.001 par value, 300 million shares authorized: 101,939,679 and 94,961,001 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	101,940	94,961

Additional paid-in-capital	4,460,190	2,824,459
Stock subscription	(32,829)	(70,000)
Accumulated deficit	(774,133)	(528,293)

Total Shareholders' Equity	3,765,168	2,331,127
Non-Controlling Interest	(15,032)	(12,740)

Total Equity	3,750,136	2,318,387

TOTAL LIABILITIES AND EQUITY	$4,613,270	$2,943,860

See accompanying notes to condensed consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
Product sales	$2,331,804	$1,334,518	$4,681,261	$2,412,464
Less returns and allowances	—	(34,321)	(99,039)	(117,195)

Net revenue	2,331,804	1,300,197	4,582,222	2,295,269

Cost of Goods Sold	916,720	330,791	1,997,462	663,769

Gross Profit	1,415,084	969,406	2,584,760	1,631,500

Operating Costs and Expenses:
Selling and marketing	776,751	247,134	1,388,274	519,328
General and administrative	701,525	492,001	1,451,572	903,983

Total operating costs and expenses	1,478,276	739,135	2,839,846	1,423,311

Operating Income (Loss)	(63,192)	230,271	(255,086)	208,189

Other Income (Expense)
Interest income	(149)	—	(149)	—
Other	6,069	2,151	7,103	51,423

Total other income (expense)	5,920	2,151	6,954	51,423

Income (Loss) Before Taxes	(57,272)	232,422	(248,132)	259,612

Income Tax Provision (Benefit)	—	—	—	—

Net Income (Loss)	(57,272)	232,422	(248,132)	259,612

Net Loss Attributable to Non-Controlling Interest	—	—	2,292	—

Net Income (Loss) Attributable to Shareholders of Divine Skin, Inc.	$(57,272)	$232,422	$(245,840)	$259,612

Basic Earnings per Share:
Weighted average shares	99,742,719	91,808,979	98,072,787	91,341,145
Earnings per share	$(0.001)	$0.003	$(0.003)	$0.003

Diluted Earnings per Share:
Weighted average shares	99,742,719	92,845,756	98,072,787	92,377,922
Earnings per share	$(0.001)	$0.003	$(0.003)	$0.003

See accompanying notes to condensed consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2011	2010

Cash Flows from Operating Activities:
Net (Loss) Income	$(248,132)	$259,612
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	89,658	43,515
Bad debts	11,205	30,292
Stock issued for services	78,841	4,500
Warrants issued for financial consulting services	134,244	18,904
Warrants vested for services	96,000	64,000
Changes in operating assets and liabilities:
Accounts receivable	(1,084,960)	(139,228)
Inventory	(759,883)	(408,316)
Prepaid expenses and other current assets	(41,485)	159
Accounts payable and accrued expenses	216,306	(313,231)
Other current liabilities	21,356	17,677
Net cash used in operating activities	(1,486,850)	(422,116)

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(21,491)	(8,514)
Security deposits	(1,094)	(8,043)
Net cash used in investing activities	(22,585)	(16,557)

Cash Flows from Financing Activities:
Proceeds from sale of stock subscription to investors	43,000	—
Less Issuance costs	(5,829)	—
Proceeds from sale of stock to others	1,737,250	460,000
Less Issuance costs	(403,625)	(138,000)
Net cash provided by financing activities	1,370,796	322,000

Decrease in cash	(138,639)	(116,673)
Cash, Beginning of Period	146,405	259,449

Cash, End of Period	$7,766	$142,775

Supplemental Information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying notes to condensed consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE PERIOD FROM JANUARY 1, 2010 TO JUNE 30, 2011

					Additional Paid In Capital	Subscription Stock Receivable	Accumulated Deficit	Total Shareholders' Equity	Non- Controlling Interest	Total Equity
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount

December 31, 2009	10,000,000	$10,000	89,986,001	$89,986	$1,660,841	$—	$(391,220)	$1,369,607	$—	$1,369,607

Shares Issued:
Sold to private investors	—	—	4,506,000	4,506	839,994	—	—	844,500	—	844,500
Less: Issuance costs	—	—	—	—	(249,600)	—	—	(249,600)	—	(249,600)
For services
Investor relations	—	—	444,000	444	156,556	—	—	157,000	—	157,000
Employee/associate compensation	—	—	25,000	25	4,475	—	—	4,500	—	4,500

Common shares to be returned	—	—	—	—	—	(70,000)	—	(70,000)	—	(70,000)

Warrants:
Vested for trading symbol	—	—	—	—	160,000	—	—	160,000	—	160,000
Issued for financial consulting services	—	—	—	—	252,193	—	—	252,193	—	252,193

2010 Net Loss	—	—	—	—	—	—	(137,073)	(137,073)	(12,740)	(149,813)

December 31, 2010	10,000,000	10,000	94,961,001	94,961	2,824,459	(70,000)	(528,293)	2,331,127	(12,740)	2,318,387

Shares Issued:
Sold to private investors	—	—	6,788,037	6,788	1,730,462	—	—	1,737,250	—	1,737,250
Less: Issuance costs	—	—	—	—	(403,625)	—	—	(403,625)	—	(403,625)
For services
Investor relations	—	—	10,000	10	4,590	—	—	4,600	—	4,600
Employee/associate compensation	—	—	180,641	181	74,060	—	—	74,241	—	74,241

Subscriptions sold, shares not Issued:
Sold to private investors	—	—	—	—	—	43,000	—	43,000	—	43,000
Less: Issuance costs	—	—	—	—	—	(5,829)	—	(5,829)	—	(5,829)

Warrants:
Vested for trading symbol	—	—	—	—	96,000	—	—	96,000	—	96,000
Issued for financial consulting services	—	—	—	—	134,244	—	—	134,244	—	134,244

2011 Net Loss	—	—	—	—	—	—	(245,840)	(245,840)	(2,292)	(248,132)

June 30, 2011 (Unaudited)	10,000,000	$10,000	101,939,679	$101,940	$4,460,190	$(32,829)	$(774,133)	$3,765,168	$(15,032)	$3,750,136

See accompanying notes to condensed consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

AICPA

American Institute of Certified Public Accountants

ASC

Accounting Standards Codification

ASU

Accounting Standards Update

FASB

Financial Accounting Standards Board

FIFO

First-in, First-out

GAAP (US)

Generally Accepted Accounting Principles as applied in the United States

IFRS

International Financial Reporting Standards

PPM

Private Placement Memorandum

SEC

Securities Exchange Commission

SFAS or FAS

Statement of Financial Accounting Standards

Q210-QTR

Three months ended June 30, 2010

Q211-QTR

Three months ended June 30, 2011

Q210-YTD

Six months ended June 30, 2010

Q211-YTD

Six months ended June 30, 2011

VIE

Variable Interest Entity

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) was organized under the laws of the State of Florida in January 2007. Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. The Company has grown steadily over the last few years with a network of top specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. Management believes the Company is currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been designed to enhance the action of active ingredients contained in pharmaceutical and cosmeceutical products. We currently offer skin care, aging, cellulite, hair loss and personal care products. The majority of these products are within the following product lines:

•

Skin Care

•

Aging

•

Cellulite

•

Hair Loss

•

Personal Care

History of the Company

In January 2007, the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were used to capitalize Divine Skin, Inc. (a Florida corporation). In December 2006, DS Laboratories, Inc. (a New York Corporation), was closed and its assets were used to capitalize DS Laboratories, Inc. (a Florida corporation) formed in January 2007, which has been idle since its inception. Divine Skin, Inc. (a Florida corporation) and DS Laboratories, Inc. (a Florida corporation) are related through common shareholders. The primary operating entity is Divine Skin, Inc (a Florida corporation). The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (CONTINUED)

In January 2009, the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida Corporation) for a nominal amount. DS Laboratories, Inc. (a Florida Corporation) was established in January 2007 for the purposes to holding the trade and brand name. The Company recorded no transactions since its inception in 2007. DS Laboratories, Inc. (a Florida Corporation) was a separate entity related to us through common shareholders until the acquisition. Subsequent to the acquisition, DS Laboratories, Inc. (a Florida Corporation) operates as a wholly owned subsidiary of the Company.

In January 2009, the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company.

In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded, to distribute Polaris branded versions of the Company’s products that, for marketing purposes, are sold through physicians and foreign distributors.

In Q4 2009, the Company completed an agreement covering the exclusive distribution of its product and additional future products specifically tailored for the Brazilian market. The costs associated with procuring this agreement have been capitalized and are amortized over ten tears.

In Q1 2010, the Company filed an S-1 Selling Shareholder Registration Statement with the SEC which was declared effective by the SEC and obtained its trading symbol (DSKX) permitting the quotation of its shares of common stock on the Over the Counter Bulletin Board (OTCBB).

In Q3 2010, the Company engaged in establishing DS Laboratories Brazil, LTDA, a joint venture distribution company with its exclusive Brazilian distributor. The Company owns 51% of DS Laboratories Brazil, LTDA. The purpose of the joint venture is to capitalize on its exclusive distribution rights in Brazil. The Company has completed the formulation and packaging of its initial minoxidil product and through its joint venture operation in Brazil, is obtaining the necessary permits and licenses to begin distribution and sale of its products. The Company expects to complete the licensure process and commence sales in Q4 2011. As of June 30, 2011, the Company has invested $26,000 in this venture. (See Q2 2011 discussions to modify its joint venture agreement below)

In Q1 2011, the Company began distribution of nutraceutical products produced by NutraOrigin under an exclusive distribution agreement. As of June 30, 2011, the Company has not made or is required to make any investment in this venture. NutraOrigin is owned by our Chairman’s father.

In Q2 2011, the Company began discussions with DS Laboratories Brazil, LTDA, to modify its joint venture distribution agreement. In exchange for 100% ownership in the joint venture, our Brazilian partner has committed to fully fund the product development and licensing of our products in Brazil. The Company retains its exclusivity for Brazilian distribution. The Company expects to complete the licensure process and commence sales in Q4 2011.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Divine Skin, Inc. and its wholly owned operating subsidiaries DS Laboratories, Inc. (a Florida Corporation), Sigma Development and Holding Co., Inc. and Polaris Labs, Inc. Also included in the consolidated financial statements are the activities of Velocity Storage and Packing, LLC, which is accounted for as a VIE and DS Laboratories Brazil, LTDA a majority owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Condensed Consolidated Financial Statements

The interim condensed consolidated financial statements presented herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The interim condensed consolidated financial statements should be read in conjunction with the Company’s annual financial statements, notes and accounting policies included in the Company’s Annual Report. In the opinion of management, all adjustments which are necessary to provide a fair presentation of financial position as of June 30, 2011 and the related operating results and cash flows for the interim period presented have been made. All adjustments are of a normal recurring nature. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year ended December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Risks and Uncertainties

The Company’s business could be impacted by price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. The Company has also has been experiencing significant growth, which puts serious strains on its cash requirements. If the Company is unsuccessful in securing adequate liquidity, its plans may be curtailed. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At June 30, 2011 and December 31, 2010, the provision for doubtful accounts was $31,246 and $73,759, respectively.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence. Fixed and variable manufacturing costs and overhead are included in the carrying values of finished goods.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the declining balance depreciation method over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Furniture and equipment is reviewed whenever events or changes in circumstances occur that indicate possible impairment in accordance with ASC 360-35-15, “Impairment or Disposal of Long-Lived Assets”.

Long-Lived Assets

The Company has adopted ASC 360-10, “Property, Plant and Equipment”, which requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Non-Controlling Interest

Non-controlling interest consists of the minority owned portion of the Company’s 51% owned subsidiary, DS Laboratories Brazil, LTDA and variable interest held in Velocity Storage Packaging LLC.

ASC 810-10-65 establishes new standards, effective January 1, 2009, that govern the accounting for and reporting of (1) non-controlling interest in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Significant changes to the accounting for non-controlling interests include (a) the inclusion of non-controlling interests in the equity section of the controlling entity’s consolidated balance sheet rather than in the mezzanine section and (b) the requirement that changes in the controlling entity’s interest in the non-controlling interest, without a change in control, be recognized in the controlling entity’s equity rather than being accounted for by the purchase method, which accounting under the purchase method would have given rise to goodwill.

Additionally, the adoption of ASC 810-10-65 requires that net income, as previously reported prior to the adoption of ASC 810-10-65, be adjusted to include the net income attributable to the non-controlling interest, and that a new separate caption for net income attributable to common shareholders of the Company be presented in the consolidated statements of operations. ASC 810-10-65 also requires similar disclosure regarding comprehensive income.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with ASC 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

Collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC 605-45, “ Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Research and Development

The Company does not engage in research and development as defined in ASC 730, “Research and Development.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development and reported as part of selling and marketing expenses in the statements of operations.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with ASC 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Segment Information

ASC 280, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

In January 2008, we adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements. Our adoption of these provisions did not have a material impact on our consolidated financial statements. Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. We currently do not have any financial assets and liabilities that are recurring that would require us to disclosure them at fair value.

Reclassification

Certain reclassifications have been made to the prior period’s condensed consolidated financial statements and related notes to conform to the current periods presentation. These reclassifications had no effect on reported losses.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

In December 2010, the FASB amended its existing guidance for goodwill and other intangible assets. This authoritative guidance modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if there are qualitative factors indicating that it is more likely than not that a goodwill impairment exists. The qualitative factors are consistent with the existing guidance which requires goodwill of a reporting unit to be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This authoritative guidance becomes effective for the Company in fiscal 2012. The implementation of this authoritative guidance is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

In April 2011, the FASB issued new guidance clarifying when a debt restructuring by a creditor constitutes a troubled debt restructuring, which is effective July 1, 2011 for all restructurings that occurred on or after January 1, 2011. Specifically, the guidance clarifies that a troubled debt restructuring only exists when a creditor makes a concession in interest rates or payment terms to a debtor experiencing financial difficulties. It provides additional guidance on determining what constitutes a concession, and on the use of probability in determining if a debtor could be experiencing financial difficulty prior to defaulting on payments. The adoption of this new guidance is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, which generally aligns the principles for fair value measurements contained in ASC 820, and the related disclosures under U.S. GAAP and IFRS. The amendments to ASC 820 generally relate to changes to a principle or requirement for measuring fair value, clarifications of the FASB’s intent regarding the application of existing requirements and additional disclosure requirements. This ASU is effective in interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company is presently evaluating the impact, if any of this ASU on its consolidated financial statements.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 2011, the FASB issued ASU 2011-05 amending ASC 220 related to comprehensive income. The amendment to ASC 220 requires companies to present items of net income, items of other comprehensive income (“OCI”) and total comprehensive income in one continuous statement or two separate but consecutive statements. Companies will no longer be allowed to present OCI in the statement of stockholders’ equity. The reclassification adjustments between OCI and net income will be presented separately on the face of the financial statements. This ASU is effective in interim and annual periods beginning after December 15, 2011. Early adoption is permitted. The Company is presently evaluating the impact, if any, of this ASU on its consolidated financial statements.

NOTE 4. – INVENTORY

Significant components of inventory at June 30, 2011 and December 31, 2010 consist primarily of:

	2011	2010
	(Unaudited)
Bulk product and raw materials	$1,351,418	$814,416
Merchandise inventory	455,343	204,018
Inventory in transit	134,802	163,246
	$1,941,563	$1,181,680

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Merchandise inventory – Merchandise inventory consists of completed formulations in market ready packaging. Our formulations are batch controlled and subject to various government regulations which, among other things, govern the purity and safety of our product and in some cases limit the concentration of certain ingredients, which would restrict the distribution of these products to medical professionals.

Inventory in transit – In transit inventory consists of primarily bulk product and raw materials where purchases have been committed and funds have been transferred to the Vendor but the inventory has not yet arrived in one of our designated warehouse facilities.

Management evaluated the inventory at June 30, 2011 and December 31, 2010 and any obsolete inventory was expensed through cost of goods sold, and accordingly no allowance for obsolescence was necessary.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at June 30, 2011 and December 31, 2010 consist primarily of:

	2011	2010
	(Unaudited)
Employee advances	$62,086	$8,083
Other prepaids	—	2,518
Deferred advertising – sachets	—	65,000
Operations consultant	56,667	35,000

	$118,753	$110,601

Deferred advertising - sachets – During the 1st quarter of 2010, we entered into an advertising campaign with a customer which involved the inclusion of trial sachet packs of our product in a mailer. The customer was to process the mailer and incur all the associated media and communication costs. We were to supply the sachet packets for inclusion. We produced and delivered the sachets to the customer however during 2010, the customer decided to delay the promotion. Accordingly we deferred the value of the sachets pending the customer’s decision to commence the campaign. The customer’s campaign commenced during Q1 2011. Accordingly, we expensed the deferred advertising.

Operations consultant – We have advanced funds to a consultant for providing operational guidance in connection with our Health Care product line, which is currently under commercialization. During the 1st quarter of 2011, we entered into a one year agreement with that consultant, who is the father of our CEO, establishing total payments of $100,000 of which $90,000 has been advanced. The cost will be amortized over the life of the contract. $33,333 has been amortized during 2011.

NOTE 6. – INTANGIBLE ASSETS

Significant components of intangible assets at June 30, 2011 and December 31, 2010 consist primarily of:

	2011	2010
	(Unaudited)
Distribution rights in Brazil	$750,000	$750,000
Less: Accumulated amortization	(131,250)	(93,750)
Net distribution rights	618,750	656,250

Pure Guild brand rights and supplier agreement	106,666	106,666
Less: Accumulated amortization	(44,800)	(32,000)
Net brand rights and supplier agreement	61,866	74,666
	$680,616	$730,916

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6. – INTANGIBLE ASSETS (CONTINUED)

Distribution rights – During 2009, the Company issued 3,000,000 shares of common stock in exchange for a 10 year exclusive distribution agreement in Brazil. The transaction is valued at $0.25 per share. The Company, though a joint venture with its exclusive distributor is currently developing a generic Minoxidil product along with appropriate packaging for the Brazilian market, which is planned for introduction in the 4th quarter of 2011. $37,500 was amortized during 2011. During, the 2nd quarter of 2011, due to the costs involved, the Company entered into negotiations with its joint venture partner to provide all required financing in exchange for 100% ownership of the joint venture. The Company retains its distribution rights.

The Company will amortize its brand and distribution rights over the next 10 years as follows:

	2011	2012	2013	2014	Beyond	Total
Distribution Rights:
Brazil (exclusive)	$37,500	$75,000	$75,000	$75,000	$356,250	$618,750
Pure Guild	12,800	25,600	23,466	—	—	61,866
	$50,300	$100,600	$98,466	$75,000	$356,250	$680,616

Pure Guild brand rights and supplier agreement – During the 3rd quarter of 2009, we were approached by a customer/distributor to develop a private label brand of premium products and associated packaging materials. The Pure Guild brand of products was the result. As part of this project we obtained a 50% interest in the Pure Guild brand and the permanent exclusive rights to manufacture the Pure Guild products. In exchange for these rights, we provided $106,666 of product representing approximately 70% the initial stocking order. The value of these rights is being amortized over 5 years the basic term of the agreement. $12,800 was amortized during 2011.

NOTE 7. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at June 30, 2010 and December 31, 2010 consist primarily of:

	2011	2010
	(Unaudited)
Trade payables	$612,775	$354,795

Accrued expenses:
Advertising and marketing	144,846	175,136
Production materials	—	24,038
Freight	—	4,500
Human resources	12,500	25,367
Consulting fees – Operations	37,583	—

Credits due to customers	12,912	20,474
	$820,616	$604,311

Accrued expenses – As discussed more fully in Note 8, the Company has responded to several claims from suppliers, primarily advertisers and media suppliers, alleging unpaid balances on services or materials provided. The Company has responded in many cases that the services or materials did not fully comply with required specifications or supplier commitments. In all cases, the Company has shifted its purchasing to more compatible suppliers. The Company has accrued the estimated settlement value of the claim based on an evaluation of the individual circumstances of each matter.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8. – COMMITMENTS AND CONTINGENCIES

During 2011 and 2010, the Company operated under several material agreements as listed below:

Lease for office facilities –

•

The Company leases its corporate headquarters office space located in Miami Beach, Florida. The Company has negotiated the cancellation of its original lease entered into in December 2007, and continues to operate out of its Miami Beach facility, on a month to month basis at $5,700 per month or $68,400 on an annual basis.

•

In March 2009, the Company leased a 3,500 square foot facility in Pompano Beach, Florida as its production facility to assemble small production runs of its products. The lease provides for monthly rent of $2,600 and expired in March 2011. The Company is currently in negotiations to terminate the lease.

•

In March 2010, the Company entered into a lease for 7,500 square feet in new production facilities in Deerfield Beach, Florida. The new facility replaced its Pompano Beach production facilities and began operations in April 2010. The lease provides for monthly rent of $3,437 in the first year with and increasing scale for years 2 – 5. The lease matures in 5 years and provides for a 5 year renewal option.

•

In December 2010, the Company entered into a lease for 570 square feet in sales facilities in Ashville, North Carolina. The lease provides for monthly rent of $1,600 in the first year with a small increase in the second year. The lease matures in 2 years and provides for a 2 year renewal option.

The Company is committed to lease payments over the next five years are as follows:

	2011	2012	2,013	2,014	Beyond	Total

Facility Leases:
Pompano, Fl (Production)	$7,800	$—	$—	$—	$—	7,800
Deerfield Beach, Fl (Production)	21,450	43,901	45,657	47,483	20,107	178,598
Ashville, NC (Sales)	9,600	19,800				29,400
	$38,850	$63,701	$45,657	$47,483	$20,107	$215,798

Pending and threatened litigation –

•

In 2009 and prior periods, Divine Skin, Inc. had received a few pending and threatened litigations from various suppliers typically over non-payment for goods or services. Such vendor disputes are typical in the normal course of business however Divine Skin has not received any additional claims in 2010 or during the six months ended June 30, 2011. Divine Skin had vigorously disputed those claims on the grounds of the substandard materials or services provided. We established an accrual for certain media, materials and freight supplier claims representing our estimate of the appropriate amount due of $157,346 and $229,042 at June 30, 2011 and December 31, 2010, respectively.

In 2010 and during the six months ended June 30, 2011, the Company has been able to resolve most of these claims and has negotiated settlements with several suppliers resulting in the reduction of the supplier claim recorded and repayment through a structured payout.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8. – COMMITMENTS AND CONTINGENCIES (CONTINUED)

•

Divine Skin Inc. has been named in a lawsuit brought by a former employee of 301 Model, an entity also related to Divine Skin, Inc. through common ownership. Divine Skin was named because it originally hired the employee rather than 301 Model as the latter was not yet an established entity. Our management is vigorously defending our position that the employee was terminated after two weeks for cause and that the employee subsequently violated their non-compete agreement. Accordingly, we do not anticipate that any material assessment or settlement will result from the lawsuit.

•

On June 13, 2011, the Company filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an investor relations and consulting agreement entered into on or about October 15, 2010 whereby the Company paid a third party approximately $20,000 and 230,000 shares of restricted common stock in consideration of investor relations and consulting services. The Company has demanded return of the 230,000 shares of restricted stock and recovery of costs and other damages.

•

On June 13, 2011, the Company filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an agreement entered into on or about May 18, 2010 whereby the Company paid a third party approximately $500 and 200,000 shares of restricted common stock in consideration of consulting services. The Company has demanded return of the 200,000 shares of restricted stock and recovery of costs and other damages. These shares were recorded as an unpaid subscription pending meeting certain performance criteria stipulated in the agreement.

NOTE 9. – EQUITY

Recapitalization

In January 2009, Divine Skin authorized an amendment and restatement to its articles of incorporation to provide, among other things, (a) that the authorized common stock be increased to 300,000,000 shares and (b) that up to 30,000,000 shares of “blank check” preferred stock are authorized. Immediately thereafter, the Company declared a stock dividend of 10,000 shares for one share. Subsequent to the stock dividend, there were 100,000,000 shares of common stock outstanding.

Common Stock Sold Under Private Placement Memorandum (PPM)

The PPM offering was made solely to “non U.S. Persons” within the meaning of Rule 902 of Regulation S under the Securities Act of 1933. These securities have not been registered with or approved by the SEC or any state securities commission nor has any commission or state authority passed on the accuracy or adequacy of this memorandum.

During the first quarter of 2009, the Company began selling its common stock at a purchase price of $0.50 per share, to qualified investors. The offering is being conducted on a “best efforts” basis with respect to all shares. The offering also provides that the Company shall pay the selling agents the following fees and commissions: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds.

During the third quarter of 2009, the offering was retroactively re-priced to $0.25 per share and a total of 767,548 additional shares were issued, at no additional cost, to investors that had previously paid $0.50 per share, to achieve that re-pricing.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9. – EQUITY (CONTINUED)

The following table summarizes transactions under the private placement memorandum as follows:

	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds
Period
2008
Q4 2008	426,348	$0.50	$213,174	$(63,952)	$149,222
2009
Q1 2009	341,200	$0.50	170,600	(51,180)	119,420
Q2 2009	—	$—	—	—	—
Q3 2009	4,087,548	$0.20	830,000	(249,000)	581,000
Q4 2009	28,000	$0.25	7,000	—	7,000
	4,883,096	$0.25	$1,220,774	$(364,132)	$856,642

The Company received and accepted funded subscriptions to purchase 4,883,096 common shares, under the offering referred to above. The Company received $856,642 in net proceeds after issuance costs of $364,132. The accepted funded subscriptions are recorded as a component of the Company’s equity pending issuance of common shares. Once the common shares have been issued, the amounts previously recorded as funded subscriptions are transferred to common stock par value and additional paid in capital, accordingly.

As of March 31, 2010 the PPM expired and all share certificates for all paid subscriptions have been issued.

Common Stock Sold Privately

During the first quarter of 2010, the Company began selling its common stock to qualified investors, at a purchase price between $0.15 - $0.26 per share. The offering is being conducted on a “best efforts” basis with respect to all shares. The offering also provides that the Company shall pay the selling agents the following fees and commissions: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds.

The following table summarizes transactions under the private offering as follows:

Period	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds
2010
Q1 2010	1,112,000	$0.18	$200,000	$(60,000)	$140,000
Q2 2010	1,734,000	$0.15	260,000	(78,000)	182,000
Q3 2010	660,000	$0.20	134,500	(36,600)	97,900
Q4 2010	1,000,000	$0.25	250,000	(75,000)	175,000
2011
Q1 2011	3,257,207	$0.25	821,000	(223,651)	597,349
Q2 2011	3,530,830	$0.26	916,250	(179,974)	736,276
	11,294,037	$0.23	$2,581,750	$(653,225)	$1,928,525

Other Issues of Common Stock

During the first quarter of 2010 the Company issued 25,000 shares for services valued at $0.18 per share, which resulted in an expense of $4,500.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9. – EQUITY (CONTINUED)

During the second quarter of 2010, we entered into a consulting agreement with an investor relations group to provide certain corporate promotional material and strategic advice. During the third quarter of 2010, 200,000 shares of common stock were advanced to the consultant for future services. The transaction was valued at $70,000, its fair value at the date of issuance. To date the consultant has not completed the agreed upon services. Accordingly, we terminated the agreement and demanded the return of our stock. Since the agreed services have not been provided, the shares are not considered fully paid for and accordingly have been recorded in Stock Receivable, a contra equity account.

During the fourth quarter of 2010 the Company issued 244,000 shares for investor relations services valued at $0.36 per share, which resulted in an expense of $87,840.

During the first quarter of 2011 the Company issued 78,000 shares for services provided by an employee and consultants valued at $0.42 per share, which resulted in an expense of $33,180.

During the second quarter of 2011 the Company issued 112,641 shares for services provided by employee and consultants valued at $0.37 - $0.42 per share, which resulted in an expense of $45,661.

Warrants

As discussed in the PPM offering the selling agent has the right to receive warrants to purchase one share of Common Stock of the Company for every ten Shares sold under the PPM offering. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. Based on the PPM’s “repriced” sale price of $0.25 per share, the warrants are “in the money” upon issuance.

During 2009, the Company sold 4,883,096 shares of the Company’s common stock under the PPM. The Company determined that 4,855,100 of those shares qualified for warrants. Accordingly, the Company issued warrants for 485,510 shares related to the private sale of shares and accrued an additional expense for financial consulting services, based on the value of the warrants of $116,522.

During 2010, the Company sold shares of its common stock in private sales under Regulation S. The Company agreed to grant warrants under the same terms disclosed under the PPM offering. Accordingly, the Company issued warrants based on the private sale of common shares and recorded an expense for financial consulting services, based on the value of the warrants as follows:

Period	Common Shares Sold	Qualified Warrants	Per Share Value	Warrant Value
2010
Q1 2010	1,112,000	111,200	$.17	$18,904
Q2 2010	1,734,000	173,400.34		58,956
Q3 2010	660,000	61,000.34		20,740
Q4 2010	1,000,000	100,000.35		35,000
	4,506,000	445,600	$.30	$133,600

Also during the first quarter of 2010, the Company issued warrants to an investor relations consultant in aggregate to purchase 500,000 shares of common stock at prices ranging from $0.25 to $0.35 per share depending on the tranche. The warrants were recorded at their fair value of $2,071, which resulted in a charge to operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9. – EQUITY (CONTINUED)

During 2011, the Company sold shares of its common stock in private sales under Regulation S. The Company agreed to grant warrants under the same terms disclosed under the PPM offering. Accordingly, the Company issued warrants based on the private sale of common shares and recorded an expense for financial consulting services, based on the value of the warrants as follows:

Period	Common Shares Sold	Qualified Warrants	Per Share Value	Warrant Value
2011
Q1 2011	3,257,207	305,100	$.44	$134,244
Q2 2011	3,530,830	0.36		0
	6,788,037	305,100	$.44	$134,244

Effective for the second quarter of 2011, the selling agent waived his rights to receive warrants for Q2 2011. Accordingly, the Company issued no warrants related to the private sale of shares and accrued no expense for financial consulting services, based on the value of the warrants.

The following table presents the status of all warrants outstanding at June 30, 2011.

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value

Outstanding at January 1, 2011	1,431,110	$0.01	3.2	$335,106
Issued	305,100	0.01	4.8	$109,805
Exercised	—	—
Forfeited	—	—
Outstanding at June 30, 2011	1,736,210	$0.01	3.5	$464,861
Exercisable at June 30, 2011	1,736,210	$0.01	3.5	$464,861

Option

The selling agent engaged by the Company has also entered into a Consulting Agreement under which he assisted the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Company has issued an option to the selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. At grant date, the option was valued based on the offering price of the PPM of $0.25 per share, which was $480,000. The option expires in five years. The option vests and is exercisable subject to certain lock up and leak out provisions which commence upon the effective date of the Company obtaining OTCBB listing. Leak out provisions limit exercisability of the option number to 200,000 shares per quarter and provide for continuation of financial consulting services and forfeiture under certain conditions. During the first quarter of 2010, the Company obtained its trading symbol and the consultant has complied with the vesting requirements, accordingly the Company recorded an expense for consulting services of $48,000 and $96,000 in Q211-QTR and Q211-YTD reflecting the structured vesting.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9. – EQUITY (CONTINUED)

The following table presents the status of all options outstanding at June 30, 2011.

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value

Outstanding at January 1, 2011	2,000,000	$0.01	3.7	$719,800
Issued	—	—	—	$—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at June 30, 2011	2,000,000	$0.01	3.7	$719,800
Exercisable at June 30, 2011	1,066,667	$0.01	3.7	$383,893

Preferred Stock

During the first quarter of 2009 three shareholders of the Company (which at such time constituted all of the shareholders of the Company) exchanged an aggregate of 10,000,000 shares of common stock for 10,000,000 shares of Series A Preferred Stock. As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, but filed in April 2009 and amended in September 2009, each share of Series A Preferred Stock is entitled to 2 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law. The Certificate of Designation calls for the mandatory conversion of the Series A Preferred Stock on a one to one basis into shares of the Company’s common stock on September 15, 2011, subject to adjustment.

NOTE 10. – INCOME TAXES

The provision for income taxes for the six months ended June 30, 2011 and 2010 is summarized as follows:

	Six Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Current:
Federal	$—	$—
State	—	—

Deferred:
Federal	(86,044)	90,864
State	(7,990)	8,437

Increase (Decrease) in valuation allowance	94,034	(99,301)

Total provision (benefit) for income taxes	$—	$—

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 10. – INCOME TAXES (CONTINUED)

The income tax benefit for the six months ended June 30, 2011 was not booked due to the uncertainty of future profitable operations necessary to realize the benefit. The income tax provision for the six months ended June 30, 2010 was offset by available net operating loss carry-forwards. However, management expects those available credits to be exhausted during 2012.

The provision for income taxes for the six months ended June 30, 2011 and 2010 differs from the amount computed by applying the federal statutory rate to income (loss) before provision (benefit) for income taxes as follows:

	June 30,
	2011	2010

Expected provision(benefit) at statutory rate	35.0%	35.0%
State taxes	3.3%	3.3%
Valuation allowance for Net Loss	-38.3%	-38.3%

Total provision (benefit) for income taxes	0.0%	0.0%

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities at June 30, 2011 and December 31, 2010 are as follows:

	June 30, 2011	December 31, 2010
	(Unaudited)
Deferred tax assets:
Net operating loss carry-forwards	$253,317	$159,284
	—	—
Total deferred tax assets	253,317	159,284
Valuation allowance	(253,317)	(159,284)
Net deferred tax assets	$—	$—

As of June 30, 2011 and December 31, 2010 the Company had a valuation allowance on its deferred tax assets of $253,317 and $159,284, which relates to net operating losses. The pro forma valuation allowance increased $94,033 in 2011-YTD. The increase was attributable to accumulated net operating losses in the period.

As of June 30, 2011 and December 31, 2010, the Company had net operating loss carry-forwards of $714,167 and $466,035, respectively. Unused net operating loss carry-forwards will expire at various dates beginning 2029.

NOTE 11. – 2009 EQUITY INCENTIVE PLAN

Overview – The Company initiated a 2009 Equity Incentive Plan (the "Plan") to:

1.

attract and retain the best available personnel for positions of substantial responsibility,

2.

provide additional incentives to Employees, Directors and Consultants, and

3.

promote the success of the Company and the Company's Affiliates.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11. – 2009 EQUITY INCENTIVE PLAN (CONTINUED)

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.  The Company has not granted any options under the plan.

Subject to the Plan – The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

Eligibility – Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations – Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term – The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting – Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is nine months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every nine months thereafter until fully vested and exercisable.

NOTE 12. - SIGNIFICANT CUSTOMERS

The Company’s product revenues consist primarily of Revita, Spectral DNC and NR09, which individually exceed 10% of sales, collectively represent 43.2% of total sales. Product revenue from NR08, Revita COR and NR07, which individually exceed 5% of sales, collectively account for another 20.3% of sales.

The Company’s product revenues result from sales to two significant customers as presented in the following table. These customers are distributors of the Company. The Company maintains ongoing sales projection discussion with these customers but has not executed any formal long term sales commitments. The Company believes it maintains cordial relationships with all of its customers. At June 30, 2011 the Company had a sales order backlog of $100,559.

Sales to significant customers during Q211-YTD and their accounts receivable at June 30, 2011 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$1,210,094	26.4%	$656,787	38.4%
B	$658,249	14.4%	$180,298	10.5%

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12. - SIGNIFICANT CUSTOMERS (CONTINUED)

Sales to significant customers during Q210-YTD and their accounts receivable at June 30, 2010 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$507,882	21.1%	$113,900	14.3%
B	$446,877	18.5%	$147,880	18.5%

NOTE 13. - SIGNIFICANT VENDORS

The Company purchases its raw materials from various foreign and domestic suppliers several of which represent individually in excess of 10% of total purchases. Purchases of raw materials consist primarily of basic chemicals and packaging materials. The Company believes that it enjoys cordial relationships with all its suppliers but should the need arise, the Company believes that it could transition to alternate suppliers with minimal adverse impact. It does not have any formal long term purchase agreements with its suppliers. The Company does issue purchase orders based on its production plan, which may be modified or cancelled should its production plan change. The Company had $1,015,615 in outstanding purchase orders at June 30, 2011.

Purchases from significant vendors during Q211-YTD and their accounts payable at June 30, 2011 were:

Vendor	Purchase Amount	Percent	Accounts Payables	Percent

A	$596,691	26.4%	$25,998	4.1%
B	$306,049	13.6%	$70,000	11.0%
C	$302,404	13.4%	$82,269	12.9%

Purchases from significant vendors during Q210-YTD and their accounts payable at June 30, 2010 were:

Vendor	Purchase Amount	Percent	Accounts Payables	Percent

A	$197,550	42.34%	$0	0.0%

NOTE 14. - CONSOLIDATION OF VARIABLE INTEREST ENTITY

The Company holds a variable interest in Velocity Storage and Packaging LLC (“Velocity”) an entity for which the Company is the primary beneficiary. Velocity performs packaging and shipping services exclusively for the Company. The Companies variable interest relates to a financing arrangement whereby, all operational expenses including labor costs, facility costs and other operational expenses are reimbursed by the Company at Velocity’s cost. The Company has no equity investment in Velocity and Velocity has no assets, liabilities or equity structure of its own. Velocity is financially supported by the Company in the form of reimbursement for 100% of the operational costs. Accordingly, the Company determined that Velocity was a variable interest entity ("VIE") and the Company was the primary beneficiary under the guidance offered in ASC 810-10 since Velocity does not have sufficient equity at risk for the entity to finance its own activities. ASC 810-10 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 15. – SUBSEQUENT EVENTS

In accordance with the guidance offered in ASC 855, formerly SFAS 165 – “Subsequent Events”, the Company has evaluated its activities from June 30, 2011 through August 22, 2011, the date the financial statements were issued, and determined that there were no reportable subsequent events, except as follows:

Workers Compensation Claim – We have been notified by our insurance carrier, Harford, that a worker at the Velocity production facility has filed a claim regarding a cut to her finger received while allegedly packaging eye droppers for one of our products. We do not believe this claim has merit and do not expect to incur any material costs not covered by our insurance, associated with this claim.

Breach of Contract Claim – On or about July 27, 2011, a complaint was filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida by a third party, against the Company claiming damages due to the Company’s purported improper termination of an investor relations and consulting agreement entered into on or about October 15, 2010. Prior to this action the Company filed a claim for rescission against the plaintiff demanding rescission of the agreement and return of fees and stock previously issued to the plaintiff. See Note 8. The Company intends to vigorously defend this claim.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Divine Skin, Inc. (d/b/a DS Laboratories)

We have audited the accompanying consolidated balance sheet of Divine Skin, Inc. (d/b/a DS Laboratories) and Subsidiaries as of December 31, 2010 and the related consolidated statements of operations, changes in equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its Internal Control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010  and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

April 15, 2011

Provided below is a copy of the accountant’s report issued by Jewett, Schwartz, Wolfe & Associates (“JSW”), our former independent public accountants, in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2009. This audit report has not been reissued by JSW in connection with the filing of this Registration Statement on Form S-1. We are unable to obtain a reissued accountant’s report from JSW, and we will be unable to obtain future accountant’s reports from JSW, because JSW has discontinued its auditing practice. This means that we will also be unable to obtain consents to incorporate any financial statements audited by JSW into registration statements that we may file or amend in the future. Accordingly, investors may not be able to bring an action against JSW pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 with respect to any such registration statements or with respect to this Registration Statement and, therefore, any recovery from JSW may be limited. The ability of investors to recover from JSW may also be limited as a result of JSW’s financial condition.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Divine Skin, Inc. (d/b/a DS Laboratories)

We have audited the accompanying consolidated balance sheet of Divine Skin, Inc. (d/b/a DS Laboratories) as of December 31, 2009 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Divine Skin, Inc. (d/b/a DS Laboratories) as of December 31, 2009, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Jewett, Schwartz, Wolfe & Associates
Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida March 31, 2010

200 SOUTH PARK ROAD, SUITE 150 ● HOLLYWOOD, FLORIDA 33021 ● TELEPHONE (954) 922-5885 ● FAX (954) 922-5957

MEMBER – AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA ●REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS

Current Assets
Cash	$146,405	$259,449
Accounts receivable, net	737,954	689,484
Inventory	1,181,680	718,108
Prepaid expenses and other current assets	110,601	8,054

Total Current Assets	2,176,640	1,675,095

Furniture and Equipment, net	18,861	30,038
Intangible Assets, net	730,916	731,250
Other Assets	17,443	8,040

TOTAL ASSETS	$2,943,860	$2,444,423

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$604,311	$1,061,422
Other current liabilities	21,162	13,394

TOTAL LIABILITIES	625,473	1,074,816

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized:	10,000	10,000
10 million shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively
Common stock, $0.001 par value, 300 million shares authorized:	94,961	89,986
94,961,001 and 89,986,001 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively
Additional paid-in-capital	2,824,459	1,660,841
Common stock receivable	(70,000)	—
Accumulated deficit	(528,293)	(391,220)

Total Shareholders' Equity	2,331,127	1,369,607
Non-Controlling Interest	(12,740)	—

Total Equity	2,318,387	1,369,607

TOTAL LIABILITIES AND EQUITY	$2,943,860	$2,444,423

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2010	2009

Revenue:
Product sales	$5,401,957	$3,471,994
Consulting and other income	91,750	128,242
Less returns and allowances	(41,184)	(80,432)

Net revenue	5,452,523	3,519,803

Cost of Goods Sold	1,883,160	1,103,443

Gross Profit	3,569,364	2,416,359

Operating Costs and Expenses:
Selling and marketing	1,478,196	1,201,874
General and administrative	2,272,149	1,649,808

Total operating costs and expenses	3,750,345	2,851,682

Operating Loss	(180,981)	(435,324)

Other Income (Expense)
Interest expense	—	(1,975)
Other	31,168	121,077

Total other income (expense)	31,168	119,102

Net Loss	(149,813)	(316,222)

Net Loss Attributable to Non-Controlling Interest	12,740	—

Net Loss Attributable to Shareholders of Divine Skin, Inc.	$(137,073)	$(316,222)

Basic Earnings per Share:
Weighted average shares	92,668,273	91,240,812
Earnings per share	$(0.002)	$(0.003)

Diluted Earnings per Share:
Weighted average shares	92,668,273	91,240,812
Earnings per share	$(0.002)	$(0.003)

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010 AND THE YEAR ENDED DECEMBER 31, 2009

					Additional Paid-In Capital	Subscription / Stock Receivable	Accumulated Deficit	Total Shareholders' Equity	Non- Controlling Interest	Total Equity
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount
December 31, 2008	—	$—	10,000	$10	$566,368	$149,222	$(430,693)	$284,907	$—	$284,907

Capitalization of undistributed Subchapter S losses	—	—	—	—	(430,693)	—	430,693	—	—	—

Stock dividend	—	—	99,990,000	99,990	(99,990)	—	—	—	—	—

Share exchange for preferred stock	10,000,000	10,000	(10,000,000)	(10,000)	—	—	—	—	—	—

Subscriptions to purchase common stock	—	—	—	—	—	220,600	—	220,600	—	220,600
Less: Issuance costs	—	—	—	—	—	(66,180)	—	(66,180)	—	(66,180)

Shares Issued:
Sold to foreign investors under PPM			4,087,548	4,088	1,209,686	(433,774)		780,000	—	780,000
Less: Issuance costs	—	—	—	—	(364,132)	130,132	—	(234,000)	—	(234,000)
To foreign investors to adjust PPM pricing			767,548	768	(768)			—	—	—
For services			74,000	74	18,426			18,500	—	18,500
As gifts			13,000	13	(13)			—	—	—
Sold to private investors			28,000	28	6,972			7,000	—	7,000
Distribution agreement			3,000,000	3,000	747,000			750,000	—	750,000

Shares cancelled:
Repurchased and cancelled			(5,000,000)	(5,000)	5,000		(75,000)	(75,000)	—	(75,000)
Surrendered for gifts			(13,000)	(13)	13			—	—	—
Surrendered by principals			(2,969,095)	(2,969)	2,969			—	—	—
Surrendered by others			(2,000)	(2)	2			—	—	—

2009 Net Loss	—	—	—	—	—	—	(316,220)	(316,220)	—	(316,220)

December 31, 2009	10,000,000	10,000	89,986,001	89,986	1,660,841	—	(391,220)	1,369,607	—	1,369,607

Shares Issued:								—	—	—
Sold to private investors			4,506,000	4,506	839,994			844,500	—	844,500
Less: Issuance costs					(249,600)			(249,600)	—	(249,600)
For services			469,000	469	161,031			161,500	—	161,500

Common shares to be returned						(70,000)		(70,000)	—	(70,000)

Warrants:
Liability reclassified					160,000			160,000	—	160,000
Issued for financial consulting services					252,193			252,193	—	252,193

2010 Net Loss							(137,073)	(137,073)	(12,740)	(149,813)

December 31, 2010	10,000,000	$10,000	94,961,001	$94,961	$2,824,459	$(70,000)	$(528,293)	$2,331,127	$(12,740)	$2,318,387

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009

Cash Flows from Operating Activities:
Net Loss	$(149,813)	$(316,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	118,178	35,739
Allowance for doubtful accounts	28,546	—
Stock issued for services	21,500	18,500
Warrants issued for capital raise	133,600	—
Warrants vested for services	162,071	—
Changes in operating assets and liabilities:
Accounts receivable	(77,015)	(247,905)
Inventory	(463,572)	(427,150)
Prepaid expenses and other current assets	(32,546)	15,667
Accounts payable and accrued expenses	(340,589)	436,361
Other current liabilities	7,768	(44,267)
Net cash used in operating activities	(591,875)	(529,274)

Cash Flows from Investing Activities:
Purchase of furniture and equipment	—	(8,329)
Proceeds from disposal of furniture and equipment	—	167
Recovery of advances	—	29,587
Purchase brand identity and supplier exclusive agreement	(106,666)	—
Security deposits	(9,403)	(40)
Net cash (used in) provided by investing activities	(116,069)	21,385

Cash Flows from Financing Activities:
Proceeds from sale of stock subscription to investors	—	1,000,600
Less Issuance costs	—	(300,180)
Proceeds from sale of stock to others	844,500	—
Less Issuance costs	(249,600)	—
Stock repurchased and cancelled	—	(75,000)
Net cash provided by financing activities	594,900	625,420

(Decrease) Increase in cash	(113,044)	117,531
Cash, Beginning of Period	259,449	141,918

Cash, End of Period	$146,405	$259,449

Supplemental Information:
Cash paid for interest	$—	$42
Cash paid for taxes	$—	$—

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

AICPA

American Institute of Certified Public Accountants

ASC

Accounting Standards Codification

ASU

Accounting Standards Update

FASB

Financial Accounting Standards Board

FIFO

First-in, First-out

GAAP (US)

Generally Accepted Accounting Principles as applied in the United States

PPM

Private Placement Memorandum

SEC

Securities Exchange Commission

SFAS or FAS

Statement of Financial Accounting Standards

Q409-QTR

Three months ended December 31, 2009

Q410-QTR

Three months ended December 31, 2010

Q409-YTD

Year ended December 31, 2009

Q410-YTD

Year ended December 31, 2010

VIE

Variable Interest Entity

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) was organized under the laws of the State of Florida in January 2007. Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. The Company has grown steadily over the last few years with a network of top specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. Management believes the Company is currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been designed to enhance the action of active ingredients contained in pharmaceutical and cosmeceutical products. We currently offer skin care, aging, cellulite, hair loss and personal care products. The majority of these products are within the following product lines:

•

Skin Care

•

Aging

•

Cellulite

•

Hair Loss

•

Personal Care

History of the Company

In January 2007, the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were used to capitalize Divine Skin, Inc. (a Florida corporation). In December 2006, DS Laboratories, Inc. (a New York Corporation), was closed and its assets were used to capitalize DS Laboratories, Inc. (a Florida corporation) formed in January 2007, which has been idle since its inception. Divine Skin, Inc. (a Florida corporation) and DS Laboratories, Inc. (a Florida corporation) are related through common shareholders. The primary operating entity is Divine Skin, Inc (a Florida corporation). The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (CONTINUED)

In January 2008, the Company engaged two consultants to assist it developing production operations in Brazil as a means to simplify the regulatory requirements surrounding importation of its product. Production operations in Brazil are not yet fully commercialized. All costs associated with exploring this production alternative have been expensed in accordance with the guidance offered in ASC 720-15-25.

In January 2009, the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida Corporation) for a nominal amount. DS Laboratories, Inc. (a Florida Corporation) was established in January 2007 for the purposes to holding the trade and brand name. The Company recorded no transactions since its inception in 2007. DS Laboratories, Inc. (a Florida Corporation) was a separate entity related to us through common shareholders until the acquisition. Subsequent to the acquisition, DS Laboratories, Inc. (a Florida Corporation) operates as a wholly owned subsidiary of the Company.

In January 2009, the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company.

In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded, to distribute Polaris branded versions of the Company’s products that, for marketing purposes, are sold through physicians and foreign distributors.

In Q4 2009, the Company completed an agreement covering the exclusive distribution of its product and additional future products specifically tailored for the Brazilian market. The costs associated with procuring this agreement have been capitalized and are amortized over the life of the agreement.

In Q1 2010, the Company filed an S-1 Selling Shareholder Registration Statement with the SEC which was declared effective by the SEC and obtained its trading symbol (DSKX) permitting the quotation of its shares of common stock on the Over the Counter Bulletin Board (OTCBB).

In Q3 2010, the Company engaged in establishing DS Laboratories Brazil, LTDA, a joint venture distribution company with its exclusive Brazilian distributor. The Company owns 51% of DS Laboratories Brazil, LTDA. The purpose of the joint venture is to capitalize on its exclusive distribution rights in Brazil. The Company has completed the formulation and packaging of its initial minoxidil product and through its joint venture operation in Brazil, is obtaining the necessary permits and licenses to begin distribution and sale of its products. The Company expects to complete the licensure process and commence sales in Q4 2011. As of December 31, 2010, the Company has invested $26,000 in this venture.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Divine Skin, Inc. and its wholly owned operating subsidiaries DS Laboratories, Inc. (a Florida Corporation), Sigma Development and Holding Co., Inc. and Polaris Labs, Inc. Also included in the consolidated financial statements are the activities of Velocity Storage and Packing, LLC, which is accounted for as a VIE and DS Laboratories Brazil, LTDA a majority owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Risks and Uncertainties

The Company’s business could be impacted by price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2010 and 2009, the provision for doubtful accounts was $73,759 and $25,000, respectively.

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the a straight line depreciation method over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Furniture and equipment is reviewed whenever events or changes in circumstances occur that indicate possible impairment in accordance with ASC 360-10, “Accounting for Impairment or Disposal of Long-Lived Assets”.

Long-Lived Assets

The Company has adopted ASC 360-10, “Furniture and Equipment”, which requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Non-Controlling Interest

Non-controlling interest consists of the minority owned portion of the Company’s 51% owned subsidiary, DS Laboratories Brazil, LTDA and variable interest held in Velocity Storage Packaging LLC.

ASC 810-10-65 establishes new standards, effective January 1, 2009, that govern the accounting for and reporting of (1) non-controlling interest in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Significant changes to the accounting for non-controlling interests include (a) the inclusion of non-controlling interests in the equity section of the controlling entity’s consolidated balance sheet rather than in the mezzanine section and (b) the requirement that changes in the controlling entity’s interest in the non-controlling interest, without a change in control, be recognized in the controlling entity’s equity rather than being accounted for by the purchase method, which accounting under the purchase method would have given rise to goodwill.

Additionally, the adoption of ASC 810-10-65 requires that net income, as previously reported prior to the adoption of ASC 810-10-65, be adjusted to include the net income attributable to the non-controlling interest, and that a new separate caption for net income attributable to common shareholders of the Company be presented in the consolidated statements of operations. ASC 810-10-65 also requires similar disclosure regarding comprehensive income.

Revenue Recognition

Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

Collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Segment Information

ASC Topic 280, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

Fair Value of Financial Instruments

In January 2008, we adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements. Our adoption of these provisions did not have a material impact on our consolidated financial statements. Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. We currently do not have any financial assets and liabilities that are recurring that would require us to disclosure them at fair value.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Income Taxes: In September 2009, the FASB issued ASU 2009-06, Income Taxes (Topic 740), ”Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, which provides implementation guidance on accounting for uncertainty in income taxes, as well as eliminates certain disclosure requirements for nonpublic entities. For entities that are currently applying the standards for accounting for uncertainty in income taxes, this update shall be effective for interim and annual periods ending after September 15, 2009. For those entities that have deferred the application of accounting for uncertainty in income taxes in accordance with paragraph 740-10-65-1(e), this update shall be effective upon adoption of those standards. The adoption of this standard did not have an impact on the Company’s consolidated financial position and results of operations since this accounting standard update provides only implementation and disclosure amendments.

Fair Value Measurements: In September 2009, the FASB has published ASU 2009-12, “Fair Value Measurements and Disclosures (Topic 820) – Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)”. This ASU amends Subtopic 820-10, “Fair Value Measurements and Disclosures – Overall”, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This ASU also requires new disclosures, by major category of investments including the attributes of investments within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. Early application is permitted. The adoption of this standard did not have any impact on the Company’s consolidated financial position and results of operations.

Transfers of Financial Assets: In December 2009, the FASB has published ASU 2009-16 “Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.” ASU 2009-16 is a revision to ASC 860, “Transfers and Servicing,” and amends the guidance on accounting for transfers of financial assets, including securitization transactions, where entities have continued exposure to risks related to transferred financial assets. ASU 2009-16 also expands the disclosure requirements for such transactions. This ASU will become effective for us on April 1, 2010. The adoption of this standard did not have any impact on the Company’s consolidated financial position and results of operations.

Consolidations: In December 2009, the FASB has published ASU 2009-17 “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.” ASU 2009-17 amends the guidance for consolidation of VIEs primarily related to the determination of the primary beneficiary of the VIE. The adoption of this standard did not have any impact on the Company’s consolidated financial position and results of operations.

Equity: In January 2010, the FASB has published ASU 2010-01 “Equity (Topic 505) – Accounting for Distributions to Shareholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force,” as codified in ASC 505. ASU No. 2010-01 clarifies the treatment of certain distributions to shareholders that have both stock and cash components. The stock portion of such distributions is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend. The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. Early adoption is permitted. The adoption of this standard did not have an impact on the Company’s (consolidated) financial position and results of operations.

Consolidation: In January 2010, the FASB has published ASU 2010-02 “Consolidation (Topic 810) – Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification,” as codified in ASC 810, “Consolidation.” ASU No. 2010-02 applies retrospectively to April 1, 2009, our adoption date for ASC 810-10-65-1 as previously discussed in this financial note. This ASU clarifies the applicable scope of ASC 810 for a decrease in ownership in a subsidiary or an exchange of a group of assets that is a business or nonprofit activity. The ASU also requires expanded disclosures. The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this standard did not have any impact on the Company’s consolidated financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Fair Value Measurements: In January 2010, the FASB has published ASU 2010-06 “Fair Value Measurements and Disclosures (Topic 820): - Improving Disclosures about Fair Value Measurements. ASU No. 2010-06 clarifies improve disclosure requirement related to fair value measurements and disclosures – Overall Subtopic (Subtopic 820-10) of the FASB Accounting Standards Codification. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosure about purchase, sales, issuances, and settlement in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

Income Taxes: In April 2010, the FASB issued ASU 2010-12. “Income Taxes” (Topic 740). ASU 2010-12 amends FASB Accounting Standard Codification subtopic 740-10 Income Taxes to include paragraph 740-10-S99-4. On March 30, 2010 The President signed the Health Care & Education Affordable Care Act reconciliation bill that amends its previous Act signed on March 23, 2010. FASB Codification topic 740, Income Taxes, requires the measurement of current and deferred tax liabilities and assets to be based on provisions of enacted tax law. The effects of future changes in tax laws are not anticipated.” Therefore, the different enactment dates of the Act and reconciliation measure may affect registrants with a period-end that falls between March 23, 2010 (enactment date of the Act), and March 30, 2010 (enactment date of the reconciliation measure). However, the announcement states that the SEC would not object if such registrants were to account for the enactment of both the Act and the reconciliation measure in a period ending on or after March 23, 2010, but notes that the SEC staff “does not believe that it would be appropriate for registrants to analogize to this view in any other fact patterns.” The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

Stock Compensation: In April 2010, the FASB issued ASU 2010-13 “Stock Compensation” (Topic 718). ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. The adoption of this standard did not have any impact on the Company’s consolidated financial position and results of operations.

Allowance for Credit Losses: In July 2010, the FASB issued ASU No. 2010-20 “Receivables” (Topic 310). ASU No. 2010-20 provides financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. This update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. The amendments in this update apply to both public and nonpublic entities with financing receivables, excluding short-term trade accounts receivable or receivables measured at fair value or lower of cost or fair value. The objective of the amendments in ASU No. 2010-20 is for an entity to provide disclosures that facilitate financial statement users’ evaluation of (1) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (2) How that risk is analyzed and assessed in arriving at the allowance for credit losses and (3) The changes and reasons for those changes in the allowance for credit losses. The entity must provide disclosures about its financing receivables on a disaggregated basis. For public entities ASU No. 2010-20 is effective for interim and annual reporting periods ending on or after December 15, 2010. For nonpublic entities ASU No. 2010-20 will become effective for annual reporting periods ending on or after December 15, 2011. Adoption of ASU No. 2010-20 did not have a material impact on the consolidated financial statements.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Technical Amendments: In August 2010, the FASB issued ASU No. 2010-21 “Accounting for Technical Amendments to Various SEC Rules and Schedules” and ASU No. 2010-22 “Accounting for Various Topics – Technical Corrections to SEC Paragraphs”. ASU No 2010-21 amends various SEC paragraphs pursuant to the issuance of Release no. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. ASU No. 2010-22 amends various SEC paragraphs based on external comments received and the issuance of SAB 112, which amends or rescinds portions of certain SAB topics. Both ASU No. 2010-21 and ASU No. 2010-22 are effective upon issuance. The amendments in ASU No. 2010-21 and No. 2010-22 did not have a material impact on the Company’s financial statements.

Other Expenses: In December 2010, the FASB issued ASU No. 2010-27 “Other Expenses (Topic 720).” ASU No. 2010-27 addresses questions concerning how pharmaceutical manufacturers should recognize and classify in their income statements fees mandated by the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act (the “Acts”). The amendments in this update specify that the liability for the fee should be estimated and recorded in full upon the first qualifying sale with a corresponding deferred cost that is amortized to expense using a straight-line method of allocation unless another method better allocates the fee over the calendar year that is payable. The amendments in this update are effective for calendar years beginning after December 31, 2010, when the fee initially becomes effective. The Company is evaluating the impact ASU No. 2010-27 will have on the consolidated financial statements.

Intangibles – Goodwill and Other: In December 2010, the FASB issued ASU No. 2010-28 “Intangibles – Goodwill and Other (Topic 350).” ASU No. 2010-28 addresses questions about entities with reporting units with zero or negative carrying amounts because some entities concluded that Step 1 of the goodwill impairment test, as stated in Topic 350, is passed in those circumstances because the fair value of their reporting unit will generally be greater than zero. The amendments in this update do not provide guidance on how to determine the carrying amount or measure the fair value of the reporting unit. The amendments in this update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For public entities, the amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is permitted. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Nonpublic entities may early adopt the amendments using effective date for public entities. The Company is evaluating the impact ASU No. 2010-28 will have on the consolidated financial statements.

Business Combinations: In December 2010, the FASB issued ASU No. 2010-29 “Business Combinations (Topic 805).” ASU No. 2010-29 addresses the diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company is evaluating the impact ASU No. 2010-29 will have on the consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Company’s consolidated financial statements.

Other ASUs not effective until after December 31, 2010, are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. – INVENTORY

Significant components of inventory at December 31, 2010 and 2009 consist primarily of:

	2010	2009
Bulk product and raw materials	$814,416	$267,267
Work in process	—	—
Merchandise inventory	204,018	310,970
Inventory in transit	163,246	139,871
	$1,181,680	$718,108

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Work in process – Work in process inventory consists of merchandise inventory currently in interim production stage that is partially completed and not yet market ready.

Merchandise inventory – Merchandise inventory consists of completed formulations in market ready packaging. Our formulations are batch controlled and subject to various government regulations which, among other things, govern the purity and safety of our product and in some cases limit the concentration of certain ingredients, which would restrict the distribution of these products to medical professionals.

Inventory in transit – In transit inventory consists of primarily bulk product and raw materials where title has transferred to the Company but the inventory has yet to arrive in a designated warehouse facility either company owned or under contract.

Management evaluated the inventory at December 31, 2010 and 2009 and any obsolete inventory was excluded from our reported inventory value, accordingly no allowance for obsolescence was necessary.

NOTE 5. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2010 and 2009 consist primarily of:

	2010	2009
Deferred advertising costs	$65,000	$—
Operations consulting	35,000	—
Other prepaid and expenses	10,601	8,054
	$110,601	$8,054

Deferred advertising costs – During the 1st quarter of 2010, we entered into an advertising campaign with a customer which involved the inclusion of trial sachet packs of our product in a mailer. The customer was to process the mailer and incur all the associated media and communication costs. We were to supply the sachet packets for inclusion. We produced and delivered the sachets to the customer however during 2010, the customer decided to delay the promotion. Accordingly we deferred the value of the sachets pending the customer’s decision to commence the campaign. The customer has indicated that the campaign will commence during Q2 2011. We will expense the deferred advertising when the campaign commences.

Operations consulting – During the 2 nd and 3 rd quarters of 2010, we have advanced funds to a consultant for providing operational guidance in connection with business project, currently under development. The cost will be expensed once the project agreement has been finalized.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. – INTANGIBLE ASSETS

Significant components of intangible assets at December 31, 2010 and 2009 consist primarily of:

	2010	2009
Distribution rights	$750,000	$750,000
Less amortization of distribution rights	(93,750)	(18,750)
Net distribution rights	656,250	731,250

Pure Guild brand rights and supplier agreement	106,666	—
Less amortization of brand rights and supplier agreement	(32,000)	—
Net brand rights and supplier agreement	74,666	—
	$730,916	$731,250

Distribution rights – During the year ended December 31, 2009, the Company issued 3,000,000 shares of common stock in exchange for a 10 year exclusive distribution agreement in Brazil. The transaction is valued at $0.25 per share. The Company, though a joint venture with its exclusive distributor is currently developing a generic Minoxidil product along with appropriate packaging for the Brazilian market, which is planned for introduction in the 4th quarter of 2011.

The Company will amortize its brand and distribution rights over the next 10 years as follows:

	2011	2012	2013	2014	Beyond	Total
Distribution Rights:
Brazil (exclusive)	$75,000	$75,000	$75,000	$75,000	$356,250	$656,250
Pure Guild	21,333	21,333	21,333	10,667	—	74,666
	$96,333	$96,333	$96,333	$75,667	$356,250	$730,916

Pure Guild brand rights and supplier agreement – During the 3rd quarter of 2009, we were approached by a customer/distributor to develop a private label brand of premium products and associated packaging materials. The Pure Guild brand of products was the result. As part of this project we obtained a 50% interest in the Pure Guild brand and the permanent exclusive rights to manufacture the Pure Guild products. In exchange for these rights, we provided $106,666 of product representing approximately 70% the initial stocking order. The value of these rights is being amortized over 5 years the basic term of the agreement.

NOTE 7. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at December 31, 2010 and 2009 consist primarily of:

	2010	2009
Trade payables	$354,795	$418,703
Accrued expenses and claims:
Advertising and marketing	175,136	364,566
Production materials	24,038	38,460
Freight	4,500	24,349
Human resources	25,367	12,684
Warrant expense	—	116,522
Credits due to customers	20,474	2,421
Other	—	83,717
	$604,311	$1,061,422

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES (CONTINUED)

Accrued expenses and claims – As discussed more fully in Note 8, the Company has responded to several claims from suppliers, primarily advertisers and media suppliers, alleging unpaid balances on services or materials provided. The Company has responded in many cases that the services or materials did not fully comply with required specifications or supplier commitments. In all cases, the Company has shifted its purchasing to more compatible suppliers. The Company has accrued the estimated settlement value of the claim based on an evaluation of the individual circumstances of each matter.

NOTE 8. – COMMITMENTS AND CONTINGENCIES

During 2010 and 2009, the Company operated under several material agreements as listed below:

Lease for office facilities –

•

The Company leases its corporate headquarters office space located in Miami Beach, Florida. The Company has negotiated the cancellation of its original lease entered into in December 2007, and continues to operate out of its Miami Beach facility, on a month to month basis at $5,700 per month or $68,400 on an annual basis.

•

In March 2009, the Company leased a 3,500 square foot facility in Pompano Beach, Florida as its production facility to assemble small production runs of its products.  The lease provides for monthly rent of $2,600 and expired in March 2011. The Company is currently in negotiations to terminate the lease.

•

In March 2010, the Company entered into a lease for 7,500 square feet in new production facilities in Deerfield Beach, Florida. The new facility replaced its Pompano Beach production facilities and began operations in April 2010. The lease provides for monthly rent of $3,437 in the first year with and increasing scale for years 2 – 5. The lease matures in 5 years and provides for a 5 year renewal option.

•

In December 2010, the Company entered into a lease for 570 square feet in sales facilities in Ashville, North Carolina. The lease provides for monthly rent of $1,600 in the first year with a small increase in the second year. The lease matures in 2 years and provides for a 2 year renewal option.

The Company is committed to lease payments over the next five years are as follows:

	2011	2012	2013	2014	Beyond	Total
Facility Leases:
Miami Beach, FL (HQ)	$—	$—	$—	$—	$—	$—
Pompano Beach, FL (Production)	31,200	—	—	—	—	31,200
Deerfield Beach, FL (Production)	42,213	43,901	45,657	47,483	20,107	199,361
Ashville, NC (Sales)	19,200	19,800	—	—	—	39,000
	$92,613	$63,701	$45,657	$47,483	$20,107	$269,561

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Pending and threatened litigation –

•

Divine Skin, Inc. has received several pending and threatened litigations from various suppliers typically over non-payment for goods or services. The pending and threatened litigations are generally directed at DS Laboratories, Inc. being one of the operating trade names of Divine Skin. Such vendor disputes are typical in the normal course of business. Divine Skin has vigorously challenged those claims on the grounds of the substandard materials or services provided. We established an accrual for certain media, materials and freight supplier claims of $111,777 and $440,059 at December 31, 2010 and December 31, 2009, respectively.

The Company has been working to resolve these claims and has negotiated settlements with several suppliers resulting in the reduction of the supplier claim recorded and repayment through a structured payout. As discussed above, accruals have been provided, when the facts of each claim, warrants it.

•

Divine Skin Inc. has been named in a lawsuit brought by a former employee of 301 Model, an entity also related to Divine Skin, Inc. through common ownership. Divine Skin was named because it originally hired the employee rather than 301 Model as the latter was not yet an established entity. Our management is vigorously defending our position that the employee was terminated after two weeks for cause and that the employee subsequently violated their non-compete agreement. Accordingly, we do not anticipate that any material assessment or settlement will result from the lawsuit.

NOTE 9. – EQUITY

Recapitalization

In January 2009, Divine Skin authorized an amendment and restatement to its articles of incorporation to provide, among other things, (a) that the authorized common stock be increased to 300,000,000 shares and (b) that up to 30,000,000 shares of “blank check” preferred stock are authorized. Immediately thereafter, the Company declared a stock dividend of 10,000 shares for one share. Subsequent to the stock dividend, there were 100,000,000 shares of common stock outstanding.

Common Stock Sold Under Private Placement Memorandum (PPM)

During the first quarter of 2009, the Company began selling its common stock at a purchase price of $0.50 per share, to qualified investors. The offering is being conducted on a “best efforts” basis with respect to all shares. The offering also provides that the Company shall pay the selling agents the following fees and commissions: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds.

The PPM offering was made solely to “non U.S. Persons” within the meaning of Rule 902 of Regulation S under the Securities Act of 1933. These securities have not been registered with or approved by the SEC or any state securities commission nor has any commission or state authority passed on the accuracy or adequacy of this memorandum.

During the third quarter of 2009, the offering was retroactively re-priced to $0.25 per share and a total of 767,548 additional shares were issued, at no additional cost, to investors that had previously paid $0.50 per share, to achieve that re-pricing.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. – EQUITY (CONTINUED)

The following table summarizes transactions under the private placement offering as follows:

Period	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds
2008
Q4 2008	426,348	$0.50	$213,174	$(63,952)	$149,222
2009
Q1 2009	341,200	$0.50	170,600	(51,180)	119,420
Q2 2009	—	$—	—	—	—
Q3 2009	4,087,548	$0.20	830,000	(249,000)	581,000
Q4 2009	28,000	$0.25	7,000	—	7,000
	4,883,096	$0.25	$1,220,774	$(364,132)	$856,642

The Company received and accepted funded subscriptions to purchase 4,883,096 common shares, under the offering referred to above. The Company received $856,642 in net proceeds after issuance costs of $364,132. The accepted funded subscriptions are recorded as a component of the Company’s equity pending issuance of common shares. Once the common shares have been issued, the amounts previously recorded as funded subscriptions are transferred to common stock par value and additional paid in capital, accordingly.

As of March 31, 2010 the PPM expired and all share certificates for all paid subscriptions have been issued.

Common Stock Sold Privately

During the first quarter of 2010, the Company began selling its common stock, at a purchase price between $0.18-$0.25 per share, to qualified investors. The offering is being conducted on a “best efforts” basis with respect to all shares. The offering also provides that the Company shall pay the selling agents the following fees and commissions: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds.

The following table summarizes transactions under the private offering as follows:

Period	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds
2010
Q1 2010	1,112,000	$0.18	$200,000	$(60,000)	$140,000
Q2 2010	1,734,000	$0.15	260,000	(78,000)	182,000
Q3 2010	660,000	$0.20	134,500	(36,600)	97,900
Q4 2010	1,000,000	$0.25	250,000	(75,000)	175,000
	4,506,000	$0.19	$844,500	$(249,600)	$594,900

Other Issues of Common Stock

During the third quarter of 2009, the Company issued 74,000 common shares to consultants and professional advisors for services. The shares were valued at $0.25 per share, consistent with the revised offering price of the PPM. The Company also issued 13,000 shares to certain “friends and family” of the company in acknowledgement of their assistance in starting the Company. These shares were offered at no cost and the Company has not assigned any value to the transactions.

During the fourth quarter of 2009, the Company issued 3,000,000 shares for the exclusive distribution rights in Brazil. The shares were valued at $0.25 per share, consistent with the revised offering price of the PPM. In addition, the Company issued 28,000 to certain investors, which it also valued at $0.25 per share, consistent with the revised offering price of the PPM.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. – EQUITY (CONTINUED)

Also during the fourth quarter of 2009, the Company repurchased and 5,000,000 shares from a founder of the Company for $0.015 or $75,000 as part of its effort to restructure the Company’s equity ownership. As part of this restructuring effort, the founders of the Company also surrendered 2,982,095 shares at a nominal value.

During the first quarter of 2010 the Company issued 25,000 shares for services valued at $0.18 per share, which resulted in an expense of $4,500.

During the second quarter of 2010, we entered into a consulting agreement with an investor relations group to provide certain corporate promotional material and strategic advice. During the third quarter of 2010, 200,000 shares of common stock were advanced to the consultant for future services. The transaction was valued at $70,000, its fair value at the date of issuance. To date the consultant has not completed the agreed upon services. Accordingly, we terminated the agreement and demanded the return of our stock. Since the agreed services have not been provided, the shares are not considered fully paid for and accordingly have been recorded in Stock Receivable, a contra equity account.

During the fourth quarter of 2010 the Company issued 244,000 shares for investor relations services valued at $0.36 per share, which resulted in an expense of $87,840.

Warrants

The Company has issued warrants to the selling agent to purchase one share of Common Stock of the Company for every ten Shares sold under the PPM offering. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. Based on the PPM’s “repriced” sale price of $0.25 per share, the warrants are “in the money” upon issuance. For the year ended December 31, 2009 the Company issued warrants for 485,510 shares related to the PPM, which resulted in issuance costs of $116,522, based on the value of the warrants granted.

During the first quarter of 2010, the selling agent assisted in a private sale of 1,112,000 share of the Company’s common stock under Regulation S. The Company agreed to grant the selling agent additional warrants under the same terms offered under the PPM offering. Accordingly, the Company issued warrants for 111,200 shares related to the private sale of shares and accrued an additional expense for financial consulting services, based on the value of the warrants of $18,904.

Also during the first quarter of 2010, the Company issued warrants to an investor relations consultant in aggregate to purchase 500,000 shares of common stock at prices ranging from $0.25 to $0.35 per share depending on the tranche. The warrants were recorded at their fair value of $2,071, which resulted in a charge to operations.

During the second quarter of 2010, the selling agent assisted in a private sale of 1,734,000 the Company’s common stock under Regulation S. The Company agreed to grant the selling agent additional warrants under the same terms offered under the PPM offering. Accordingly, the Company issued warrants for 173,400 shares related to the private sale of shares and accrued an additional expense for financial consulting services, based on the value of the warrants of $58,956.

During the third quarter of 2010, the selling agent assisted in a private sale of 660,000 the Company’s common stock under Regulation S. The Company agreed to grant the selling agent additional warrants under the same terms offered under the PPM offering. Accordingly, the Company issued warrants for 61,000 shares related to the private sale of shares. Warrants were not offered on the sale of 50,000 shares. The Company accrued an additional expense for financial consulting services, based on the value of the warrants of $20,740.

During the fourth quarter of 2010, the selling agent assisted in a private sale of 1,000,000 the Company’s common stock under Regulation S. The Company agreed to grant the selling agent additional warrants under the same terms offered under the PPM offering. Accordingly, the Company issued warrants for 100,000 shares related to the private sale of shares and accrued an additional expense for financial consulting services, based on the value of the warrants of $35,000.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. – EQUITY (CONTINUED)

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2010	485,510	$0.01	4.0	$169,929
Issued	945,600	0.01	5.0
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2010	1,431,110	$0.01	4.5	$340,889
Exercisable at December 31, 2010	1,431,110	$0.01	4.5	$340,889

Option

The selling agent engaged by the Company has also entered into a Consulting Agreement under which he assisted the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Company has issued an option to the selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. At grant date, the option was valued based on the offering price of the PPM of $0.25 per share, which was $480,000. The option expires in five years. The option vests and is exercisable subject to certain lock up and leak out provisions which commence upon the effective date of the Company obtaining OTCBB listing. Leak out provisions limit exercisability of the option number to 200,000 shares per quarter. During the first quarter of 2010, the Company obtained its trading symbol and accordingly recorded an expense for consulting services of $160,000 in 2010 reflecting the structured vesting.

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2010	0	$0.01	0.0	$0
Issued	2,000,000	0.01	4.5
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2010	2,000,000	$0.01	4.5	$700,000
Exercisable at December 31, 2010	666,667	$0.01	4.5	$233,333

Preferred Stock

During the first quarter of 2009 three shareholders of the Company (which at such time constituted all of the shareholders of the Company) exchanged an aggregate of 10,000,000 shares of common stock for 10,000,000 shares of Series A Preferred Stock. As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, but filed in April 2009 and amended in September 2009, each share of Series A Preferred Stock is entitled to 2 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. – INCOME TAXES

The provision for income taxes for the year ended December 31, 2010 and 2009 is summarized as follows:

	2010	2009
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	(35,136)	(110,519)
State	(3,194)	(10,435)
Increase (Decrease) in valuation allowance	38,330	120,954

Total provision (benefit) for income taxes	$—	$—

The provision for income taxes for the year ended December 31, 2010 was offset by available net operating loss carry-forwards. However, management expects those available credits to be exhausted during 2011.

The provision for income taxes for the year ended December 31, 2010 and 2009 differs from the amount computed by applying the federal statutory rate to income (loss) before provision (benefit) for income taxes as follows:

	2010	2009

Expected provision(benefit) at statutory rate	35.0%	35.0%
State taxes	3.3%	3.3%
Valuation allowance for Net Loss	-38.3%	-38.3%

Total provision (benefit) for income taxes	0.0%	0.0%

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities at December31, 2010 and December 31, 2009 are as follows:

	2010	2009
Deferred tax assets:
Net operating loss carry-forwards	$159,284	$120,954
	—	—
Total deferred tax assets	159,284	120,954
Valuation allowance	(159,284)	(120,954)
Net deferred tax assets	$—	$—

As of December 31, 2010 and December 31, 2009 the Company had a valuation allowance on its deferred tax assets of $159,284 and $120,954, which relates to net operating losses. The pro forma valuation allowance increased $38,330 in the year ended December 31, 2010. The increase in 2010-YTD was attributable to accumulated net operating losses in year ended December 31, 2010.

As of December 31, 2010 and December 31, 2009, the Company had net operating loss carry-forwards of $466,035 and $316,222, respectively. Unused net operating loss carry-forwards will expire at various dates beginning 2029.

As of December 31, 2010 and 2009, the Company had no unrecognized tax benefit and accordingly no related accrued interest or penalties.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. – 2009 EQUITY INCENTIVE PLAN

Overview – The Company initiated a 2009 Equity Incentive Plan (the "Plan") to:

1.

attract and retain the best available personnel for positions of substantial responsibility,

2.

provide additional incentives to Employees, Directors and Consultants, and

3.

promote the success of the Company and the Company's Affiliates.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

Subject to the Plan – The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

Eligibility – Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations – Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term – The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting – Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is nine months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every nine months thereafter until fully vested and exercisable.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. - SIGNIFICANT CUSTOMERS

The Company’s product revenues represent primarily sales of Revita, Spectral DNC and NR08, which individually each exceeds 10% of total sales and collectively represent 55.7% of total sales.  Oligo DX, and Spectral DNC-L collectively account for another 14.2% of total sales. During Q410-YTD two customers generated 41.9% of the Company’s sales and 28.5% of the outstanding accounts receivable balance at December 31, 2010. These customers are distributors of the Company.

Sales to these customers during Q410-YTD and their accounts receivable at December 31, 2010 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$1,051,172	19.7%	$182,096	15.2%
B	$1,182,847	22.2%	$159,300	13.3%

Sales to these customers during Q409-YTD and their accounts receivable at December 31, 2009 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$811,125	23.0%	$203,569	29.5%
B	$674,330	19.2%	$33,299	4.8%

NOTE 13. - CONSOLIDATION OF VARIABLE INTEREST ENTITY

The Company holds a variable interest in Velocity Storage and Packaging LLC (“Velocity”) an entity for which the Company is the primary beneficiary. Velocity performs packaging and shipping services exclusively for the Company. The Companies variable interest relates to a financing arrangement whereby, all operational expenses including labor costs, facility costs and other operational expenses are reimbursed by the company at Velocity’s cost. The Company has no equity investment in Velocity and Velocity has no assets, liabilities or equity structure of its own. Velocity is financially supported by the Company in the form of reimbursement for 100% of the operational costs. Accordingly, the Company determined that Velocity was a variable interest entity ("VIE") and the Company was the primary beneficiary under the guidance offered in ASC 810-10 since Velocity does not have sufficient equity at risk for the entity to finance its own activities. ASC 810-10 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur.

NOTE 14. – SUBSEQUENT EVENTS

Common Stock Sold Privately

During the first quarter of 2011, the Company sold 3,611,000 shares of its common stock, at a purchase price between $0.25-$0.27 per share, to qualified investors, resulting in total gross proceeds of $911,000. The Company paid selling agents the following fees and commissions on all but 560,000 of the shares issued: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$337.60
Accounting fees and expenses	$15,000.00
Legal fees and expenses	$25,000.00
TOTAL *	$40,337.60

———————

* Estimated

Item 26. Recent Sales of Unregistered Securities

Upon the Company’s inception, the Company issued an aggregate of 10,000 shares of its common stock to three officers and directors of the Company as founders of the Company. The shares were issued at $0.001 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption. Effective January 2009, the Company declared a stock dividend of 10,000 shares of common stock for one share of common stock.

On January 14, 2009, the Company issued 10,000,000 shares of Series A Preferred Stock which shares were issued to the officers and directors of the Company in exchange of 10,000,000 shares of common stock of the Company held by such individuals. The Series A Preferred Stock was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares of Series A Preferred Stock may not be transferred absent registration or applicable exemption.

In January 2009 the Company entered into a consulting agreement with a third party consultant. Under the agreement, the consultant provides advisory services to the Company, including but not limited to investor relations and general business matters. The agreement is for a term of 12 months. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance. The consultant received information concerning the Company and had the opportunity to ask questions about the Company. The warrant was issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. The warrant contains a legend restricting its transferability absent registration or applicable exemption.

During the nine months ended September 30, 2009, the Company issued an aggregate of 4,855,096 shares of common stock to nine foreign investors in consideration of gross proceeds of $1,213,774 under a Private Placement Memorandum (“Reg S PPM”). The Reg S PPM provided for issuance costs of 30% which amounted to approximately $364,132 in relations to this transaction. As a result, the Company netted $849,642 in proceeds from the subscription. The Company issued a common stock purchase warrant to a selling agent to purchase up to 485,510 shares of the Company’s common stock exercisable at $0.01 per share for a period of five years from the date of issuance. The shares were issued under the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended September 30, 2009, the Company issued an aggregate of 74,000 shares to eight service providers in consideration of accounting, legal and consulting services provided to the Company. The shares were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. Two thousand shares issued to an employee of the Company were subsequently cancelled.

Effective October 1, 2009, the Company issued 3,000,000 shares of common stock to distributor pursuant to the terms of a distribution agreement, as amended. The distribution agreement provides the distributor with exclusive distribution rights throughout Brazil. The shares were issued under the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009 the Company accepted an aggregate of $7,000 from 14 investors to subscribe for 28,000 of our common shares under a private placement memorandum. The Company netted $7,000 in proceeds from the subscription. The shares were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009 the officers of the Company returned an aggregate of 7,969,059 shares of common stock to the Company for nominal consideration. Such shares were retired by the Company and returned to treasury.

During the three months ended March 31, 2010, the Company issued an aggregate of 1,112,000 shares of common stock to two foreign investors in consideration of gross proceeds of $200,000 under a private placement pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”). The Company paid fees and commissions of approximately $60,000. As a result, the Company netted $140,000 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 111,200 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During the three months ended March 31, 2010, the Company issued 25,000 shares of its common stock to a service provider in consideration of sales training services. The shares were issued pursuant to the exemption from registration provided under Section 4(2) of the Act. The service provider had access to information concerning the Company and an opportunity to ask questions about the Company. The certificate representing the shares contains a legend restricting its transferability absent registration or applicable exemption.

During the six months ended June 30, 2010, the Company issued 1,734,000 shares of common stock to a foreign investor in consideration of gross proceeds of $260,000 under a private placement pursuant to Regulation S under the Act. The Company paid fees and commissions of approximately $78,000. As a result, the Company netted $182,000 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 173,400 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During July 2010 the Company issued 50,000 shares of common stock to an investor in consideration of gross proceeds of $10,000 under a private placement pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Act”). The Company paid no fees or commissions. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During July 2010 the Company issued 200,000 shares to a service provider pursuant to the terms of an investor relations and consulting agreement. The shares are valued at $0.35 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Act. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. The Company has demanded the return of these shares from the service provider, as the Company believes that the service provider has failed to perform.

During July and August 2010 the Company issued an aggregate of 610,000 shares of common stock to two foreign investors in consideration of gross proceeds of $122,000 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $36,000. As a result, the Company netted $85,400 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 61,000 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During the three months ended December 31, 2010, the Company issued 244,000 shares of its common stock to a service provider for investor relations and consulting services. The shares are valued at $0.36 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Act. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During November 2010 the Company issued 1,000,000 shares of common stock to a foreign investor in consideration of gross proceeds of $250,000 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $75,000. As a result, the Company netted $175,000 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 100,000 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During the three months ended June 30, 2011, the Company issued an aggregate of 112,641 shares of common stock to four employees and consultants in consideration of services performed. The shares were issued pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Act”). The service providers had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended June 30, 2011, the Company issued an aggregate of 3,530,830 shares of common stock to five foreign investors in consideration of gross proceeds of $916,250 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $179,974. As a result, the Company netted $736,276 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended September 30, 2011 the Company sold approximately 1,251,244 shares of common stock to six foreign or otherwise accredited investors for gross proceeds of $332,250 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $56,144 in connection with the sales to foreign investors. As a result, the Company netted $276,106 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended September 30, 2011 the Company issued 80,790 shares of its common stock to a service provider. The shares were issued pursuant to Section 4(2) under the Securities Act of 1933, as amended. The service provider had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During September 2011 the Company retired and returned to treasury approximately 7,017,805 shares of its common stock for nominal consideration. The shares were previously held by the Company’s officers.

On October 4, 2011 (the “Closing Date”), the Company and certain accredited investors entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) and completed a closing of a private offering of 6,178,571 shares of the Company’s Common Stock and warrants (the “Warrants”) to purchase up to an aggregate of 1,554,645 shares of Common Stock, for aggregate gross proceeds of $1,730,000. The Warrants are exercisable for five years from issuance at $0.50 per share and may be exercisable on a cashless basis in certain instances if the underlying shares are not registered under a registration statement. The number of shares of Common Stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Closing Date. The Company received gross proceeds of $1,730,000 under the Securities Purchase Agreement. Wilmington Capital Securities, LLC acted as our placement agent (the “Placement Agent”) in connection with the Offering. The Placement Agent received a selling commission in cash of 7 per cent of the gross proceeds ($121,100), with an additional $10,000 expense allowance. In addition, the Company issued the Placement Agent a warrant to purchase up to 449,805 shares of Common Stock under the same terms as the Warrants. The Shares, the Warrants and the Placement Agent Warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption.

During October 2011 the Company issued 2,502,877 shares of its common stock pursuant to the exercise of outstanding options and warrants previously issued to a service provider. The options and warrants were exercised at $0.01 per share and the Company received $25,028.77. The shares were issued pursuant to Section 4(2) under the Securities Act of 1933, as amended. The service provider had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27. Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated January 13, 2007 (1)

3.2	Amendment to Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated September 15, 2009 (2)

3.3	Bylaws of Divine Skin, Inc. (1)

5.1	Legality Opinion of Quintairos, Prieto, Wood & Boyer, P.A. (to be filed by amendment)

10.1	2009 Divine Skin, Inc. Equity Incentive Plan (1)

10.2	Kane Concourse Lease Agreement (1)

10.2.1	Kane Concourse Lease Termination Agreement (1)

10.2.2	Meridian Center Lease Agreement, as amended (1)

10.3	Consulting Agreement dated January 2009 (1)

10.4	Form of Exclusive Distribution Agreement (1)

10.5	Amendment to Gamma Investors Exclusive Distribution Agreement (1)

10.6	Securities Purchase Agreement dated October 4, 2011(3)

10.7	Registration Rights Agreement dated October 4, 2011(3)

10.8	Form of Warrant (3)

21.1	List of subsidiaries of the Company (1)

23.1	Consent of RBSM, LLP (filed herewith)

23.2	Consent of Quintairos, Prieto, Wood & Boyer, P.A. (included in Exhibit 5.1)

———————

(1)

Incorporated by reference to the Company’s registration statement on Form 10 filed with the Securities and Exchange Commission filed May 22, 2009.

(2)

Incorporated by reference to the Company’s Form 10Q for the period ended September 30, 2009.

(3)

Incorporated by reference to the Company’s Form 8-K Current Report dated October 4, 2011.

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Miami, Florida on November 3, 2011.

DIVINE SKIN, INC.

By:	/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer,
Principal Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Khesin	Director	November 3, 2011
Daniel Khesin